Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-113102


Prospectus Supplement No. 1
to Prospectus dated September 10, 2004


                                  ELINEAR, INC.

                                7,138,962 SHARES

We are supplementing the prospectus dated September 10, 2004, to provide information contained in our:

     - Quarterly Report on Form 10-QSB for the third quarter ended September 30, 2004;

     - Amended Annual Report on Form 10-KSB/A for the year ended December 31, 2003;

     - Definitive Information Statement on Schedule 14C dated October 15, 2004; and

     - Current Report on Form 8-K dated October 14, 2004 (without the exhibits thereto).

     We incorporate by reference herein the exhibits referenced in Item 4 and
Item 9 of, and filed as exhibits to, our Current Report on Form 8-K dated October 14, 2004.

     This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, dated September 10, 2004, with respect to the 7,138,962 shares of common stock, including any amendments or supplements thereto.

     Investing in our common stock involves risks. You should purchase our shares only if you can afford a complete loss of your investment. WE URGE YOU TO READ THE RISK FACTORS SECTION BEGINNING ON PAGE 5 ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this Supplement is November 22, 2004

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 10-QSB

[X] QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
     For the quarterly period ended September 30, 2004

[a]  TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE
     SECURITIES EXCHANGE ACT OF 1934 for the transition period from _________________ to _______________

                         Commission File Number 0-07418

                                  eLINEAR, INC.
--------------------------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)


             Delaware                                             76-0478045
-------------------------------                              -------------------
(State or other jurisdiction of                                (IRS   Employer
 incorporation or organization)                              Identification No.)


     2901 West Sam Houston Parkway North, Suite E-300, Houston, Texas 77043
--------------------------------------------------------------------------------
                    (Address of principal executive offices)

                                 (713) 896-0500
--------------------------------------------------------------------------------
                           (Issuer's telephone number)



     Check  whether the issuer has (1) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.

                             Yes [X]  No [_]
                                  -

     As of November 11, 2004, there were outstanding 20,943,267 shares of common stock, $.02 par value per share.

     Transitional Small Business  Disclosure Format (Check one): Yes [ ]  No [X]
     ---------------------------------------------------------------------------

                                  ELINEAR, INC.
                             INDEX TO FORM 10-QSB/A
                               SEPTEMBER 30, 2004

                                                                        Page No.
                                                                        --------
PART I     FINANCIAL  INFORMATION

           Item 1.    Financial Statements
                        Consolidated Balance Sheets September 30, 2004         3
                        (unaudited)  and December 31, 2003

                      Consolidated Statements of Operations (unaudited)        4
                        Three and Nine Months Ended September 30, 2004
                        and 2003

                      Consolidated Statements of Cash Flows (unaudited)        5
                        Nine Months Ended September 30, 2004 and 2003

                      Notes to Unaudited Consolidated Financial Statements     6

           Item 2.    Management's Discussion and Analysis of Results of      14
                        Operations and Financial Condition

           Item 3.    Controls and Procedures                                 21

PART II    OTHER INFORMATION

           Item 1.    Legal Proceedings                                       22

           Item 2.    Unregistered Sales of Equity Securities and             22
                        Use of Proceeds

           Item 3.    Defaults Upon Senior Securities                         23

           Item 4.    Submission of Matters to a Vote of Security Holders     23

           Item 5.    Other Information                                       23

           Item 6.    Exhibits and Reports on Form 8-K                        24

                                     PART I.  FINANCIAL INFORMATION

Item 1.  FINANCIAL STATEMENTS

                                              ELINEAR, INC.
                                       CONSOLIDATED BALANCE SHEETS



                                                                          September 30,    December 31,
                                                                              2004             2003
                                                                           (Unaudited)      (Restated)
                                                                         -------------------------------
                                     ASSETS

Current assets:
  Cash                                                                   $      429,318   $     554,483
  Certificate of deposit                                                        512,643              --
  Cash in restricted accounts                                                   500,000              --
  Accounts receivable, net of allowance of $137,288 at September 30,
    2004 and $69,289 at December 31, 2003, respectively                       6,033,694       1,637,217
  Inventory                                                                     240,612         190,555
  Other current assets                                                          197,778          45,708
                                                                         -------------------------------
      Total current assets                                                    7,914,045       2,427,963
Property and equipment, net                                                     598,215          43,662
Goodwill                                                                      1,100,000       1,943,022
Deferred financing costs, net                                                   147,619              --
Deposits                                                                         28,208          15,049
                                                                         -------------------------------
Total assets                                                             $    9,788,087   $   4,429,696
                                                                         ===============================

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable, trade                                                $    1,897,389   $   1,101,603
  Revolver                                                                    1,629,002              --
  Payable to officers                                                                --          36,336
  Accrued liabilities                                                           531,881         148,747
  Accrued penalties                                                             473,528              --
  Notes payable, officers                                                            --         215,703
                                                                         -------------------------------
      Total current liabilities                                               4,531,800       1,502,389
                                                                         -------------------------------
  Long-term debt, net                                                         1,330,097              --
                                                                         -------------------------------
Shareholders' equity:
  Preferred stock, $.02 par value, 10,000,000 shares authorized,
    none issued                                                                      --              --
  Common stock, $.02 par value, 100,000,000 shares authorized,
    20,892,825 and 17,020,754 shares issued and outstanding at
    September 30, 2004 and December 31, 2003, respectively                      417,857         340,415
  Additional paid-in capital                                                 10,829,113       3,982,631
  Accumulated deficit                                                        (7,320,780)     (1,395,739)
                                                                         -------------------------------
      Total shareholders' equity                                              3,926,190       2,927,307
                                                                         -------------------------------
Total liabilities and shareholders' equity                               $    9,788,087 - $   4,429,696
                                                                         ===============================

See accompanying notes to unaudited consolidated financial statements.

                                                   ELINEAR, INC.
                                       CONSOLIDATED STATEMENTS OF OPERATIONS
                          FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                                                    (UNAUDITED)


                                                       For the Three Months Ended       For the Nine Months Ended
                                                             September 30,                   September 30,
                                                   ----------------------------------------------------------------
                                                         2004             2003            2004            2003
                                                   ----------------------------------------------------------------
                                                                       (Restated)                      (Restated)
Revenue:
  Products                                         $     6,710,474   $   3,661,880   $  15,528,563   $   9,979,195
  Services                                                 689,054         300,573       1,377,052         602,388
  Other                                                     54,760              --          54,760              --
                                                   ----------------------------------------------------------------
      Total revenue                                      7,454,288       3,962,453      16,960,375      10,581,583
                                                   ----------------------------------------------------------------

Cost of revenue:
  Products                                               6,125,210       3,124,499      13,602,289       8,421,835
  Services                                                 274,789         238,043       1,045,384         382,365
                                                   ----------------------------------------------------------------
      Total cost of revenue                              6,399,999       3,362,542      14,647,673       8,804,200
                                                   ----------------------------------------------------------------
Gross profit                                             1,054,289         599,911       2,312,702       1,777,383
                                                   ----------------------------------------------------------------
Operating expenses:
  Selling, general and administrative expenses:
    Payroll and related expenses                         1,438,460         424,704       3,021,572       1,137,206
    Office administration                                  602,427          54,631       1,322,672         144,063
    Professional services                                  275,153         115,964         666,357         359,321
    Impairment of goodwill                                 391,114              --         843,039              --
    Other                                                  398,545         260,865       1,498,173         402,222
    Depreciation                                            40,487           6,170          71,171          14,710
                                                   ----------------------------------------------------------------
      Total operating expenses                           3,146,186         862,334       7,422,984       2,057,522
                                                   ----------------------------------------------------------------

Loss from operations                                    (2,091,897)       (262,423)     (5,110,282)       (280,139)

Other income (expense):
  Interest, net                                           (127,872)        (15,789)       (840,362)        (25,603)
  Other                                                     14,968          44,850          25,603          48,476
                                                   ----------------------------------------------------------------
Net loss                                           $    (2,204,801)  $    (233,362)  $  (5,925,041)  $    (257,266)
                                                   ================================================================

Net loss per share:
  Basic and diluted                                $         (0.11)  $       (0.02)  $       (0.30)  $       (0.02)
                                                   ================================================================
Weighted average number of common shares
  outstanding:
    Basic and diluted                                   20,608,067      14,999,307      20,013,588      14,557,361
                                                   ================================================================

See accompanying notes to unaudited consolidated financial statements.

                                  eLINEAR, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                                   (UNAUDITED)


                                                           2004         2003
                                                       -------------------------
                                                                     (Restated)
Cash flows from operating activities:
  Net loss                                             $(5,925,041)  $ (257,266)
  Adjustments to reconcile net loss to cash used in
   operating activities:
    Depreciation                                            71,171       14,710
    Impairment of goodwill                                 843,039           --
    Bad debt expense                                        65,560           --
    Amortization of debt discounts                         589,217           --
    Stock and stock option based compensation              952,607           --
    Changes in assets and liabilities:
      Accounts receivable                               (4,464,476)     160,056
      Inventory                                            (50,057)     (84,892)
      Other current assets                                (152,070)     (23,568)
      Accounts payable                                     795,786      101,072
      Payable to officers                                  (36,336)          --
      Accrued liabilities                                  321,259      126,752
      Accrued penalties                                    473,528           --
                                                       -------------------------
Net cash provided by (used in) operating activities     (6,515,813)      36,864
                                                       -------------------------

Cash flows from investing activities:
  Purchase of property and equipment                      (623,302)          --
  Restricted cash                                         (500,000)          --
  Purchase certificate of deposit                         (512,643)          --
  Deposits                                                 (13,159)          --
                                                       -------------------------
Net cash used in investing activities                   (1,649,104)          --
                                                       -------------------------

Cash flows from financing activities:
  Proceeds from notes payable due to officers                   --      159,538
  Repayment on notes payable due to officers              (215,703)    (214,672)
  Proceeds from revolver, net                            1,596,758           --
  Proceeds from long-term debt                           2,000,000           --
  Payment of upfront financing costs                      (273,000)          --
  Proceeds from exercise of stock options                  345,594           --
  Proceeds from sale of common stock, net                4,586,103           --
                                                       -------------------------
Net cash provided by (used in) financing activities      8,039,752      (55,134)
                                                       -------------------------

Net decrease in cash                                      (125,165)     (18,270)
Cash and cash equivalents, beginning of period             554,483      133,233
                                                       -------------------------
Cash and cash equivalents, end of period               $   429,318   $  114,963
                                                       =========================

Non-cash transactions:
  Issuance of stock for acquisition                    $        --   $1,195,601
                                                       =========================
  Issuance of options for forgiveness of debt          $        --   $   13,188
                                                       =========================

See accompanying notes to unaudited consolidated financial statements.

                                  ELINEAR, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004


Note 1.  Organization and Nature of Business

     STATEMENT OF INFORMATION FURNISHED

     The accompanying unaudited consolidated financial statements of eLinear, Inc. and Subsidiaries (the "Company" or "eLinear") have been prepared pursuant to the rules and regulations for interim financial information and the instructions to Form 10-QSB and Regulation S-B. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been omitted. In the opinion of management, the unaudited consolidated financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position as of September 30, 2004, and the results of operations and cash flows for the three and nine months ended September 30, 2004 and 2003.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Operating results for interim periods are not necessarily indicative of the results that may be expected for the complete fiscal year. The accompanying unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB/A (Third Amendment) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

Stock Options

     At September 30, 2004, the Company had stock-based compensation plans, which are more fully described in Note 8 in the Company's Annual Report on Form 10-KSB/A (Third Amendment). In addition, on February 10, 2004, the Board of Directors adopted the 2004 Stock Option Plan (the "2004 Plan"), which allows for the issuance of up to 2,000,000 stock options to directors, executive officers, employees and consultants of the Company who are contributing to the Company's success. During the nine months ended September 30, 2004, the Company granted 1,309,500 options to various employees under the 2003 Plan and 198,150 options to various consultants under the 2004 Plan. The 2004 Plan was approved by the shareholders on October 12, 2004.

     The Company applies and intends to continue to apply the recognition and intrinsic value measurement principles of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for those plans. The Company recorded $3,246 of stock-based compensation expense for stock options issued to employees which is reflected in the net loss for the nine month period ended September 30, 2004, because certain options granted under the 2003 Plan had exercise prices less than the market value of the underlying common stock on the date of the grant. In addition, the Company recorded stock based compensation expense totaling $344,239 related to the options issued to consultants. The consultant options vested immediately and were expensed based on the fair value calculated using the black Scholes pricing model using the following assumptions: 117% volatility, four year life, 1.5% discount rate and 0% dividend yield.

     The following table illustrates the effect on net income and earnings per share if eLinear had applied the fair value recognition provisions of FASB
Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

                                                        Nine Months Ended
                                                          September 30,
                                                   --------------------------
                                                       2004          2003
                                                   ------------  ------------

     Net loss, as reported                         $(5,925,041)  $  (257,266)
       Stock based compensation under fair value
         method                                       (199,000)      (46,000)
                                                   ------------  ------------
     Pro forma net income (loss)                   $(6,124,041)  $  (303,266)
                                                   ============  ============

     Net loss per share:
       Basic and diluted - as reported             $     (0.30)  $     (0.02)
       Stock based compensation under fair value
         method                                          (0.01)           --
                                                   ------------  ------------
       Basic and diluted - pro forma               $     (0.31)  $     (0.02)
                                                   ============  ============

     The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield 0.0%, expected volatility of 117%, risk-free interest rate of 1.5%, and expected life of 48 months.

Note 2.  Impairment

     In March 2004, the Company recorded impairment expense totaling $451,920 related to 100% of the goodwill related to the 2003 eLinear acquisition. In March 2004, the consulting services reporting unit lost its largest consulting contract and the other operations that had been acquired in the eLinear purchase had declined due to the loss of key employees after the acquisition. During the nine months ended September 30, 2004, the Company recognized only $88,990 of revenue from the consulting services reporting segment. Based on projected estimated future cash flows from the reporting unit purchased in 2003, management determined a full impairment charge was required.

     In September 2004, the Company recorded impairment expense totaling $391,114 related to a portion of the goodwill related to the NewBridge Technologies, Inc. acquisition in July 2003. The Company performed a valuation analysis of the discounted projected estimated future cash flows from the reporting unit. Based on the valuation analysis, the Company elected to write down the goodwill for NewBridge to $1,100,000 resulting in the impairment charge.

Note 3.  Credit Facilities

     In February 2004, the Company obtained a secured revolving note with Laurus Master Fund, Ltd. ("Laurus"). Under the terms of the agreement, the Company can borrow up to $5,000,000 at an annual interest rate of prime plus .75% (with a minimum rate of 4.75%). The agreement contains two notes: a minimum secured revolving note totaling $2,000,000 ("term note") and a revolving credit facility totaling $3,000,000 ("revolver") based on eligible accounts receivable.

Revolver

     The Laurus revolver provides for borrowings of up to the lesser of; (i) $3 million or (ii) 90% of the Company's eligible accounts receivable. The Company borrowed $1,000,000 under the revolving facility on the date of the agreement. The revolving credit facility has a term of three years and accrues interest on outstanding balances at the rate of prime (4.75% as of September 30, 2004) plus 0.75% (with a minimum rate of 4.75%). The Company is permitted to go over its borrowing limit, which is referred to as getting an "overadvance," if the Company gets the approval of Laurus. These overadvances typically accrue interest at a rate of 1.5% per month, but until August 2004, the Company is not required to pay this interest amount on any overadvances. In October 2004,

Laurus agreed to fund an additional $500,000, which loan was not deemed an overadvance. This credit facility is secured by all of the Company's assets. In consideration for the issuance of seven-year warrants to purchase 150,000 shares of the Company's common stock at $1.90 per share and the forgiveness of penalties owed to Laurus in the approximate amount of $153,000 as of October 31, 2004, the Company agreed in October 2004 to reduce the conversion price of the credit facility from $2.91 to $1.00 per share. At the option of the holder, the outstanding balance on the credit facility can be converted into shares of Company common stock at a conversion price of $1.00 per share. In connection with the execution of this credit facility, and in connection with the October 2004 amendment, the Company issued Laurus seven-year warrants to purchase a total of 440,000 shares of Company common stock at exercise prices ranging from $1.90 to $3.32 per share. The Company has the ability to prepay any amounts owed under this credit facility at 115% of the principal amount. As amounts are drawn on this line-of-credit, to the extent the current market price exceeds the fixed conversion price, additional interest expense will be recognized for this beneficial conversion feature. The revolving credit facility is secured by all of the assets of the Company. All stock conversion prices and exercise prices are subject to adjustment for stock splits, stock dividends or similar events. The Company paid back the $1,000,000 revolver during the quarter ended June 30, 2004. As of September 30, 2004, the Company had $1,629,002 outstanding under the revolver.

Term Note

     The term note has a term of three years. The Company has the option of paying scheduled interest and principal, or prepaying all or a portion of the term note with shares of its common stock at the fixed conversion price of $1.00 per share, provided that the share are registered with the Securities and Exchange Commission or with cash at 115% of the outstanding balance. Laurus also has the option to convert all or a portion of the term note into shares of the Company's common stock at any time, subject to certain limitations, at a fixed conversion price of $1.00 per share. The term note is secured by a blanket lien on all of the Company's assets. As of September 30, 2004, the Company had $2,000,000 outstanding under the term note, the maximum amount available.

     In conjunction with the Laurus credit facility, Laurus was paid a fee of $219,500 and received a seven-year warrant to purchase up to 440,000 shares of the Company's common stock at prices ranging from $1.90 to $3.32 per share. The warrants, which are exercisable immediately, were valued at $529,338 using a modified Black-Scholes option pricing model. The value of these warrants and the fees paid to Laurus were recorded as a discount to the term note and will be amortized over the term of the loan using the effective interest method.

     The credit facility is considered to have a beneficial conversion feature since the fair market value of the common stock issuable upon conversion of the term note exceeded the value allocated to the term note on the date of issuance. The difference between the market value of the shares issuable upon conversion and the value allocated to the term note of $510,282 is considered to be the value of the beneficial conversion feature. The value of the beneficial conversion feature has also been recorded as a discount to the term note and will be amortized over the term of the loan using the effective interest method. In the event the investors convert the debentures prior to the maturity of the agreements, then generally accepted accounting principles require the Company to expense the unamortized balance of the debt discount in full.

     In addition to the $219,500 fee paid to Laurus, the Company paid $273,000 in finder's fees to vSource Capital. The $273,000 was capitalized as deferred financing costs and is being amortized using the effective interest method over the term of the loan agreement.

     During the quarter ended June 30, 2004, the Company paid back the original $1,000,000 it had drawn under the revolver during the quarter ended March 31, 2004. Therefore, the Company expensed one third of the discounts recorded in connection with the credit facility on the date the funds were repaid resulting in additional non-cash interest expense of approximately $420,000 during the quarter ended June 30, 2004.

     The following table illustrates the borrowings and repayments made by the Company and the beneficial conversion features and amortization on the Laurus credit facility through September 30, 2004:

     Original loan draw down amount                         $  3,000,000
       Add:: Net amount of borrowings                            629,002
                                                            ------------
     Face value of amount borrowed                             3,629,002
     Fee paid to Laurus                                        (219,500)
     Beneficial conversion amount                            (1,039,620)
     Amortization of debt discounts                              589,218
                                                            ------------
     Laurus debt, net as of September 30, 2004              $  2,959,100
                                                            ============

     As part of the above credit facility, the Company agreed to file a registration statement with the SEC in order to register the resale of any shares issuable upon conversion of up to $2 million of the credit facility and upon the exercise of the warrants. The terms of its agreement with Laurus require it to file the registration statement and have the registration statement declared effective by a definitive period of time, not to exceed 150 days from February 23, 2004, or within 15 days of the Company's current registration statement being declared effective by the SEC, whichever is earlier. The Company's current registration statement was declared effective on September 10, 2004. If the Company fails to meet this deadline, if the registration statement is not declared effective prior to the 90th day after filing the registration statement, if the registration statement ceases to remain effective, or certain other events occur, the Company has agreed to pay
Laurus liquidated damages of 1.5% of the principal amount of the convertible portion of the note per month. As of September 30, 2004, the Company has accrued $102,597 in liquidated damages due to Laurus. Laurus is limited to owning or beneficially owning a maximum of 4.99% of the Company's outstanding shares of common stock. In addition, each time the Company borrows $2 million under the credit facility, the Company will be required to file an additional registration statement covering the possible conversion of that amount of the note. The Company filed a registration statement with the SEC to register the conversion shares and shares underlying the warrants on November 5, 2004. The Company is not obligated at any time to repurchase any portion of the Laurus conversion shares nor the shares underlying the warrants.

     During February 2004, the Company retired its $1,000,000 line of credit with Textron Financial Corporation with the proceeds from the Laurus credit facility and entered into a new $500,000 credit facility with Textron collateralized with a $500,000 letter of credit.

Note 4. Common Stock

          During the three months ended September 30, 2004, the Company issued 338,558 shares of common stock for services valued at $349,000 using the stock price on the date issued.

          In February 2004, the Company sold 1,230,000 shares of its common stock at a price of $2.00 per share, together with five-year warrants to purchase an aggregate of 615,000 shares of common stock at an exercise price of $3.00 per share (the "Class A Warrants"), and warrants to purchase 615,000 shares of common stock at an exercise price of $2.50 per share (the "Class B Warrants") expiring on the earlier of two years from the closing date or one year from the date a registration statement registering the resale of the shares underlying the warrants and the shares becomes effective for an aggregate purchase price of $2,460,000, in a private placement transaction. The Company received proceeds totaling $2,257,800, net of offering costs of $202,200. In addition, the Company issued 61,500 Class A Warrants and 61,500 Class B Warrants to vSource1 as a finders fee.

          All of the warrants are exercisable immediately. Subject to certain exceptions, in the event that on or before the date on which the warrants are exercised, the Company issues or sells, or is deemed to have issued or sold in accordance with the terms of the warrants, any shares of common stock for consideration per share less than the exercise price of the warrants as then in effect, then the exercise price of the warrants will be adjusted in accordance with a weighted average formula contained in the warrants.

          In January 2004, the Company sold 1,964,223 shares of its common stock at a price of $1.29 per share, together with five-year warrants to purchase an aggregate of 1,178,535 shares of common stock at an exercise price of $1.89 per share (the "Class A Warrants"), and warrants to purchase 1,090,145 shares of common stock at an exercise price of $1.55 per share (the Class B Warrants"), expiring on the earlier of fourteen months from the closing date or eight months from the date a registration statement registering the resale of the shares underlying the warrants and the shares becomes effective for an aggregate purchase price of $2,533,850, in a private placement transaction. The Company received proceeds totaling $2,326,481, net of offering costs of $207,369. In addition, the Company issued 117,854 Class A Warrants and 109,015 Class B Warrants to vSource1 as a finders fee.

          All of the warrants are exercisable immediately. Subject to certain exceptions, in the event that on or before the date on which the warrants are exercised, the Company issues or sells, or is deemed to have issued or sold in accordance with the terms of the warrants, any shares of common stock for consideration per share less than the exercise price of the warrants as then in effect, then the exercise price of the warrants will be adjusted to equal the consideration per share of common stock issued or sold or deemed to have been issued and sold in such dilutive issuance, provided that if such exercise price is adjusted to a $1.00 per share of common stock, any additional issuances shall only further reduce the exercise price of the warrants in accordance with a weighted average formula contained in the warrants.

          As part of the above financings, the Company agreed to file a registration statement with the SEC in order to register the resale of the shares purchased and the shares issuable upon exercise of the warrants. If (i) the registration statement is not declared effective prior to the 120th day after the closing date of each financing, (ii) the Company fails to respond to the comments provided by the SEC to its registration statement within ten days of receipt of comments; or (iii) the registration statement has been declared effective by the SEC and it ceases to remain continuously effective until all the registered securities are resold, the Company has agreed to pay the investors 1.5% of the aggregate purchase price for the first month, and if the event continues to occur, 2.0% of the purchase price per month thereafter. The Company's registration statement was declared effective by the SEC on September 10, 2004. As of September 30, 2004, the Company has incurred fees totaling $370,931.

Note 5. Common Stock Warrants

     In connection with the equity (Note 3) and debt (Note 4) fundings, the Company issued warrants to acquire common stock at various prices. The following table summarizes the warrants outstanding as of September 30, 2004:

                         Financing       Outstanding
     Exercise Price        Date           Warrants      Expiration Date
     ------------------------------------------------------------------

           0.70         December 2003           26,166  December 2005
           1.55          January 2004        1,199,155   March 2005
           1.89          January 2004        1,296,388   January 2009
           2.50         February 2004          676,500  February 2006
           3.00         February 2004          676,500  February 2009
         1.90 *          October 2004          150,000   October 2011
         3.05 *         February 2004          200,000  February 2011
         3.19 *         February 2004           50,000  February 2011
         3.22 *         February 2004           40,000  February 2011
                                       ---------------
         Total                               4,314,709
                                       ===============

     All warrants are exercisable at September 30, 2004. The Company has not filed and is not required to file a registration statement for the warrants issued for its December 2003 financing.

* Warrants issued to Laurus Master Fund Ltd. of which the Company filed a registration statement on November 5, 2004.

Note 6. Significant Concentration

     One customer accounted for approximately 21% of sales for the nine months ended September 30, 2004. No other customers represented more than 10% of sales of the Company for that period. The Company had one customer which had in excess of 10% of the Company's accounts receivable balance at September 30, 2004. This customer had 13% of the Company's accounts receivable balance.

Note 7. Restricted Cash

     In conjunction with the Company's credit facility with Textron Financial Corporation ("Textron"), the Company was required to deposit $500,000 in a restrictive cash account and issue Textron a $500,000 letter of credit.

Note 8. Industry Segments

     The Company has adopted the provisions of Statements of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). At September 30, 2004, the Company's three business units, NetView (network and storage solutions), NewBridge (communications deployment) and eLinear (consulting services), have separate management teams and infrastructures that offer different products and services;

                         FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

                                                     Network
                                Consulting         and Storage        Communications
     Dollars ($)                 Services           Solutions           Deployment         Consolidated
                            ------------------------------------------------------------------------------
     Revenue                           41,825           6,685,880             726,583           7,454,288
     Segment loss                  (1,324,243)           (322,970)           (557,588)         (2,204,801)
     Total assets                   3,115,915           5,752,326             919,846           9,788,087
     Capital expenditures             196,386             105,953              10,169             312,508
     Depreciation                      18,530              20,548               1,409              40,487


                         FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

                                                     Network
                                Consulting         and Storage        Communications
     Dollars ($)                 Services           Solutions           Deployment         Consolidated
                            ------------------------------------------------------------------------------
     Revenue                           88,990          15,416,359           1,455,026          16,960,375
     Segment loss                  (4,467,104)           (770,000)           (687,937)         (5,925,041)
     Total assets                   3,115,915           5,752,326             919,846           9,788,087
     Capital expenditures             348,605             263,411              11,286             623,302
     Depreciation                      29,927              38,017               3,227              71,171


                         FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003
                                        (RESTATED)

                                                     Network
                                Consulting         and Storage        Communications
     Dollars ($)                 Services           Solutions           Deployment         Consolidated
                            ------------------------------------------------------------------------------
     Revenue                          216,003           3,658,006              88,444           3,962,453
     Segment loss                     (97,642)           (133,354)             (2,366)           (233,362)
     Total assets                     114,939           2,016,309           1,744,950           3,876,198
     Capital expenditures                  --               2,500                  --               2,500
     Depreciation                       1,258               4,098                 814               6,170


                         FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                                        (RESTATED)

                                                     Network
                                Consulting         and Storage        Communications
     Dollars ($)                 Services           Solutions           Deployment         Consolidated
                       ------------------------------------------------------------------------------
     Revenue                          513,944           9,979,195              88,444          10,581,583
     Segment loss                    (254,164)               (736)             (2,366)           (257,266)
     Total assets                     114,939           2,016,309           1,744,950           3,876,198
     Capital expenditures                  --              10,969                  --               8,469
     Depreciation                       2,515              11,381                 814              14,710

     The accounting policies of the reportable segments are the same. The Company evaluates the performance of its operating segments based on income before net interest expense, income taxes, depreciation expense, accounting changes and non-recurring items.

Note 9. Subsequent Event

     On November 3, 2004, eLinear acquired all of the outstanding and issued stock of TanSeco Systems, Inc., a Delaware corporation ("TanSeco"), from RadioShack Corporation, a Delaware corporation ("RadioShack"). TanSeco is a nation wide security solutions company, established over 35 years ago, that provides single source, integrated life safety and physical security systems and security monitoring services to commercial customers. Pursuant to this transaction, eLinear offered employment to over 35 RadioShack employees. Concurrently with this transaction, TanSeco entered into a three year services agreement with RadioShack, pursuant to which, TanSeco will provide the installation, service, repair and inspection of security, closed circuit television, and fire systems used by RadioShack for the security systems of its more than 5,000 company-owned stores located in the continental United States, Puerto Rico and the U.S. Virgin Islands, kiosks and other physical locations. In addition to providing services to RadioShack in connection with the services agreement, TanSeco plans to do the following: (i) continue to provide installation, service, repair, and inspection of security, closed circuit television and fire systems to existing customers of TanSeco;
(ii) seek out and obtain, either independently or through the use of third parties, new customers for TanSeco's installation, service, repair, and inspection of security, closed circuit television and fire systems services; and
(iii) either independently or through the use of third parties, provide monitoring services, which may include monitoring fire alarms and burglar alarms, to new and existing customers of TanSeco.

Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     The following discussion and analysis of the Company's financial condition as of September 30, 2004, and its results of operations for the nine-month periods ended September 30, 2004 and 2003, should be read in conjunction with the audited consolidated financial statements and notes included in eLinear's Form 10-KSB/A (Fourth Amendment) filed with the Securities and Exchange Commission.

OVERVIEW

     The  Company's  business  currently  consists  of three operating segments:

     - Product fulfillment and network and storage solutions. Through its wholly owned subsidiary, NetView Technologies, Inc. ("NetView"), the Company offers a complete solution to its customers for the acquisition, management and configuration of complex storage and network server installations.

     - Communications deployment. Through its wholly owned subsidiary, NewBridge Technologies, Inc. ("NewBridge"), the Company provides: (a) structured cabling, which is a set of cabling and connectivity products that integrate the voice, data, video and various management systems of a structure, (b) cabling infrastructure design and implementation, which is the design and implementation of the structured cabling systems, (c) security installation and monitoring, and (d) digital services of voice, data and video over fiber optic networks to residential and commercial customers.

     - Consulting services. The Company offers: (a) consulting services, (b) creative web site design, (c) web site content management software, and (d) technical project management and development services.

     The Company has operated as a technology consulting business since December 1999. It acquired its Internet consulting business as a result of a reverse merger with Imagenuity in 1999. Since 1999 to date, its Internet consulting business consisted of Internet consulting services, creative web site design, web site content management and software and technical project management and development services. For the six months ended June 30, 2004, the consulting segment contributed less than 1% of the Company's revenue. From 1995, its inception, the Company, which at the time was named Kinetics.com, was engaged in marketing proprietary software programs for use on the world wide web of the Internet. Kinetics.com marketed two software programs designed for use on the Web in 1995 and 1996. During 1996, several creditors of Kinetics.com obtained court judgements against it as a result of non-payment of financial obligations and in 1997, Kinetics.com transferred all of its assets to an unaffiliated third party. Subsequent to the asset transfer, the only activities of Kinetics.com consisted of negotiating settlements with its creditors and attempting to identify a suitable acquisition or merger candidate. While Kinetics.com was the survivor in the merger, from an accounting standpoint, the transaction was accounted for as though it was a recapitalization of Imagenuity and a sale of shares by Imagenuity in exchange for the net assets of Kinetics.com. On July 31, 2000, it changed its name to eLinear, Inc.

     The Company completed the acquisitions of NetView and NewBridge during the last fiscal year. In April 2003, eLinear issued 12,961,979 shares of common stock for all of the outstanding common stock of NetView. After the merger the stockholders of NetView owned approximately 90% of eLinear.

     Although NetView became its wholly owned subsidiary, for accounting purposes this transaction was treated as an acquisition of eLinear and a recapitalization of NetView using the purchase method of accounting. The acquisition resulted in goodwill of $451,920. In March 2004, the Company recorded impairment expense totaling $451,920 related to 100% of the goodwill related to the 2003 eLinear acquisition. In March 2004, the consulting services reporting unit lost its largest consulting contract and the other operations that had been acquired in the eLinear purchase had declined due to the loss of key employees after the acquisition. During the three months ended June 30, 2004, the Company recognized only $220 of revenue from the consulting services business segment. Based on projected estimated future cash flows from the reporting unit purchased in 2003, management determined a full impairment charge was required. NetView contributed 92% of eLinear's revenue for the nine months ended September 30, 2004.

     In July 2003, eLinear completed the acquisition of all the outstanding shares of NewBridge. Pursuant to the transaction, eLinear issued 850,000 shares of common stock valued at $1,062,500, using the average of the bid and asked prices on July 31, 2003, and options to purchase 300,000 shares of common stock valued at $274,000, using Black-Scholes, to the shareholders of NewBridge. The acquisition was accounted for using the purchase method of accounting resulting in goodwill of $1,491,102, as restated. In September 2004, the Company recorded impairment expense totaling $391,114 related to a portion of the goodwill related to the NewBridge acquisition. The Company performed a valuation analysis of the discounted projected estimated future cash flows from the reporting unit. Based on the valuation analysis, the Company elected to write down the goodwill for NewBridge to $1,100,000 resulting in the impairment charge. NewBridge contributed 9% of eLinear's revenue for the nine months ended September 30, 2004.

     The financial information for the nine months ended September 30, 2003 is information derived from the consolidated financial statements of NetView for the nine months ended September 30, 2003, eLinear for the six months ended September 30, 2003, and NewBridge for the three months ended September 30, 2003.

     The Company's strategy is to expand its operations along the above three reporting segments through internal growth and through acquisitions. Whereas the Company has added two distinct reporting segments through the above listed acquisitions, it intends to expand its operations from all three reporting segments through the addition of personnel to increase sales. The changes in its business strategy have not affected its relationship with any of its customers. eLinear intends to utilize the proceeds from its recent offerings discussed below, as well as through additional offerings, to finance its internal growth and for any acquisitions. The Company does not have any commitments to raise additional funds, and it may be unable to do so in the future. If it does raise additional funds, it may do so at below market prices, which would cause dilution to its shareholders.

RECENT DEVELOPMENTS

     On November 3, 2004, eLinear acquired all of the outstanding and issued stock of TanSeco Systems, Inc., a Delaware corporation ("TanSeco"), from RadioShack Corporation, a Delaware corporation ("RadioShack"). TanSeco is a nation wide security solutions company, established over 35 years ago, that provides single source, integrated life safety and physical security systems and security monitoring services to commercial customers. Pursuant to this transaction, eLinear offered employment to over 35 RadioShack employees. Concurrently with this transaction, TanSeco entered into a three year services agreement with RadioShack, pursuant to which, TanSeco will provide the installation, service, repair and inspection of security, closed circuit television, and fire systems used by RadioShack for the security systems of its more than 5,000 company-owned stores located in the continental United States, Puerto Rico and the U.S. Virgin Islands, kiosks and other physical locations. In addition to providing services to RadioShack in connection with the services agreement, TanSeco plans to do the following: (i) continue to provide installation, service, repair, and inspection of security, closed circuit television and fire systems to existing customers of TanSeco; (ii) seek out and obtain, either independently or through the use of third parties, new customers for TanSeco's installation, service, repair, and inspection of security, closed circuit television and fire systems services; and (iii) either independently or through the use of third parties, provide monitoring services, which may include monitoring fire alarms and burglar alarms, to new and existing customers of TanSeco.

     In January 2004, the Company completed a private offering in which it raised gross proceeds of $2,533,850. In February 2004, the Company completed a private offering in which it raised gross proceeds of $2,460,000. Both of these agreements included warrants, which if exercised would bring in an additional $8,029,621. In each of these offerings the Company issued its common stock at prices below the then market price.

     The Company has filed a registration statement with the Securities and Exchange Commission which is registering the resale of 3,194,225 shares of the Company's common stock and 3,944,737 shares of the Company's common stock underlying the warrants pursuant to the above listed financings. The registration statement was declared effective on September 10, 2004.

     In February 2004, the Company obtained a secured revolving note with Laurus Master Fund, Ltd. ("Laurus"). Under the terms of the agreement, the Company can borrow up to $5,000,000 at an annual interest rate of prime plus .75% (with a minimum rate of 4.75%). The agreement contains two notes: a minimum secured revolving note totaling $2,000,000 and a revolving credit facility totaling $3,000,000 based on eligible accounts receivable. See Note 3 to the unaudited financial statements included herein.

     As part of the above credit facility, the Company agreed to file a registration statement with the SEC in order to register the resale of any shares issuable upon conversion of up to $2 million of the credit facility and upon the exercise of the warrants. In consideration for the issuance of seven-year warrants to purchase 150,000 shares of the Company's common stock at $1.90 per share and the forgiveness of penalties owed to Laurus in the approximate amount of $153,000 as of October 2004, the Company agreed in October 2004 to reduce the conversion price of the credit facility from $2.91 to $1.00 per share. At the option of the holder, the outstanding balance on the credit facility can be converted into shares of Company common stock at a conversion price of $1.00 per share. In connection with the execution of this credit facility, and in connection with the October 2004 amendment, the Company issued Laurus seven-year warrants to purchase a total of 440,000 shares of Company common stock at exercise prices ranging from $1.90 to $3.32 per share. Laurus is limited to owning or beneficially owning a maximum of 4.99% of the Company's outstanding shares of common stock. In addition, each time the Company borrows $2 million under the credit facility, the Company will be required to file an additional registration statement covering the possible conversion of that amount of the note. The Company is not obligated at any time to repurchase any portion of the Laurus conversion shares nor the shares underlying the warrants. The Company filed a registration statement to register the aforementioned shares and shares underlying the warrants with the SEC on November 5, 2004.

CRITICAL ACCOUNTING POLICIES

     General

     The consolidated financial statements and notes included in this Form 10-QSB contain information that is pertinent to this management's discussion and analysis. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates and assumptions that affect the reported amounts of its assets and liabilities, and affect the disclosure of any contingent assets and liabilities. The Company believes these accounting policies involve judgment due to the sensitivity of the methods, assumptions, and estimates necessary in determining the related asset and liability amounts. The significant accounting policies are described in its financial statements and notes included in its Form 10-KSB/A (Fourth Amendment) filed with the Securities and Exchange Commission.

     Revenue Recognition

     The Company's revenue recognition policy is objective in that it recognizes revenue when products are shipped or services are delivered. Accordingly, there are no estimates or assumptions that have caused deviation from its revenue recognition policy. Additionally, the Company has a limited amount of sales returns, which would affect its revenue earned.

     The Company accounts for arrangements that contain multiple elements in accordance with EITF 00-21, "Revenue Arrangements with Multiple Deliverables". When elements such as hardware, software and consulting services are contained in a single arrangement, or in related arrangements with the same customer, the Company allocates revenue to each element based on its relative fair value, provided that such element meets the criteria for treatment as a separate unit of accounting. The price charged when the element is sold separately generally determines fair value. In the absence of fair value for a delivered element, the Company allocates revenue first to the fair value of the undelivered elements and allocates the residual revenue to the delivered elements. In the absence of fair value for an undelivered element, the arrangement is accounted for as a single unit of accounting, resulting in a delay of revenue recognition for the delivered elements until the undelivered elements are fulfilled. The Company limits the amount of revenue recognition for delivered elements to the amount that is not contingent on the future delivery of products or services or subject to customer-specified return or refund privileges.

     The Company recognizes revenue from the sale of manufacturer's maintenance and extended warranty contracts in accordance with EITF 99-19 net of its costs of purchasing the related contracts.

     Goodwill

     As of September 30, 2004, the Company had $1,100,000 of goodwill resulting from the acquisition of NewBridge Technologies, Inc. Goodwill represents the excess of cost over the fair value of the net tangible assets acquired and is not amortized. However, goodwill is subject to an impairment assessment at least annually which may result in a charge to operations if the fair value of the reporting segment in which the goodwill is reported declines. Due to the newness of the NewBridge acquisition, the Company has not performed an impairment assessment of the NewBridge acquisition. Due to the large amount of goodwill presently included in its financial reports, if an impairment is required, its financial condition and results would be negatively affected.

     Accounting for Stock-Based Compensation

     The Company accounts for stock-based compensation based on the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," as amended by the Financial Accounting Standards Board Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation." These rules state that no compensation expense is recorded for stock options or other stock-based awards to employees that are granted with an exercise price equal to or above the estimated fair value per share of the Company's common stock on the grant date. The Company adopted the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," which requires compensation expense to be disclosed based on the fair value of the options granted at the date of the grant.

     In December 2002, the Financial Accounting Standards Board issued Statement No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure-an amendment of Financial Accounting Standards Board Statement No. 123." This statement amends Statement of Financial Accounting Standards No. 123, to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of Statement of Financial Accounting Standards No. 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. The Company did not voluntarily change to the fair value based method of accounting for stock-based employee compensation, therefore, the adoption of Statement of Financial Accounting Standards No. 148 did not have a material impact on its financial position. The Company recorded $3,246 of stock-based compensation expense for employee stock options which was reflected in the net loss for the nine-month period ended September 30, 2004.

     Allowance for Doubtful Accounts

     The Company maintains an allowance for doubtful accounts, which reflects the estimate of losses that may result from the inability of some of its customers to make required payments. The estimate for the allowance for doubtful accounts is based on known circumstances regarding collectability of customer accounts and historical collections experience. If the financial condition of one or more of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. Material differences between the historical trends used to estimate the allowance for doubtful accounts and actual collection experience could result in a material change to its consolidated results of operations or financial position. As of September 30, 2004, the Company maintained an allowance for doubtful accounts of $137,288, which allowance was 2% of total accounts receivable as of that date.

RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     eLinear's primary business focus is on solving well-defined customer problems or providing a need-proven service. The Company is focused on delivering reliable and effective IT solutions, managed services, software, security solutions, Internet Telephony solutions and network and storage solutions that enable enterprises to restructure and integrate entire business processes while extending them across enterprise boundaries to customers, employees and suppliers. As its arsenal of products, services and solutions grows through internal and external initiatives, its sales force will be required to leverage its cross-selling potential. The Company earns its revenue through the sales efforts of its three distinct business segments. When products and/or services are purchased, the Company invoices its customers and subsequently receives payment for those products and/or services, which generates the cash needed to pay for those products and/or services. Due to its growth, the Company has been required to obtain various lines of credit to finance the purchase of these products.

     Prior to the acquisitions of NetView and NewBridge, eLinear was a technology consulting services firm providing strategic consulting solutions, creative web site design, web site content management software and technical project management and development services to companies seeking to increase productivity or reduce costs through investing in technology. The information technology outsourcing and consulting industry in which the Company operates has declined drastically with substantial overall reductions in information technology investments. This has resulted in a dramatic reduction in spending for information technology services overall, and a significant decrease in the amount of services the Company is able to sell. In order to reduce costs the Company closed its offices in Denver during 2002 and has concentrated its marketing efforts in the Houston market. However, due to the failure of Enron Corp. and weakening financial conditions of companies such as Dynegy Energy and Reliant Resources, the Houston market for information technology services in 2003 and 2004 has been hit particularly hard.

     In order to diversify its business plan, eLinear began seeking merger candidates. It selected NetView due to its list of customers and management with the view toward cross-selling its consulting services with NetView's network and storage solutions customers. The Company's acquisition of NewBridge was determined by its desire to provide a total IT solutions product to its customers, which NewBridge provided the ability to expand its business in the area of communications deployment. In addition to consulting services the Company previously provided, eLinear now offers a full range of IT solutions. These acquisitions have in fact expanded its customer base and provided additional sales opportunities, which were not previously available to it. eLinear intends to expand its business in all three segments of which it operates.

     Revenue. Total revenue for the nine months ended September 30, 2004 was $16,960,375 which was an increase of 60% over the prior year period of $10,581,583. Revenue from the consulting services business segment for the nine months ended September 30, 2004 was $88,990, which was less than 1% of total revenue. The consulting services business segment has seen a significant decline in customer utilization during 2004 and 2003. Due to the significant reduction in customers in the consulting services business segment, the Company significantly reduced its number of full-time employees and contract personnel during the 2004 period in order to reduce costs and conserve its limited resources. In addition, the former CEO and primary consultant of the Company resigned in May 2003 and the Company lost its primary consulting customer in March 2004. During February 2004, the Company hired a primary consultant and several consulting engineers and the Company intends to concentrate its efforts on building additional consulting services customer relationships during the current fiscal year and, if successful, add additional personnel to increase its sales. However, there are no guarantees that the Company will be successful in this endeavor. Revenue generated from the network and storage solutions business segment for the nine months ended September 30, 2004 was $15,416,359, which was an increase of $5,437,164, or 54% over the prior year period. The network and storage solutions business segment contributed 91% of total revenue for the current nine month period. The Company was able to increase its revenue over the 2003 period primarily by the addition of sales personnel who had previous customer relationships and has opened a sales office in Dallas, Texas with satellite offices in Austin, Texas and Oklahoma City, Oklahoma. The increase in revenue was due to an increase in the amount of products sold and was not affected by an increase in pricing. The Company intends to focus on adding additional customers and personnel to service these customers. Revenue from the communications deployment business segment for the nine months ended September 30, 2004 was $1,455,026, which was 9% of total revenue. As the acquisition of NewBridge did not occur until July 31, 2003, there was only $88,444 of revenue from the communications deployment segment recognized in the 2003 period.

     Of the revenue generated for the nine months ended September 30, 2004, one customer provided in excess of 10% of the Company's revenue with The Methodist Hospital contributing 21% of the revenue. No other customer provided more than 10% of the Company's revenue for the 2004 period. If the Company were to lose this customer, its financial results may be negatively affected.

     Cost of sales. Total cost of sales for the nine months ended September 30, 2004 was $14,647,673, an increase of $5,843,473, or 66%, over the prior year period of $8,804,200. The Company hired a consulting manager to replace its former CEO and added several consulting engineers during the quarter ended March 31, 2004 to begin growing its business through selling these services to its existing client base. Additionally for the network and storage solutions business segment, the cost of hardware and software as a percent of revenue increased from 84% for the 2003 period to 90% for the 2004 period which was a result of the addition of a major customer which received favorable pricing from the Company. In order to obtain and retain this customer, the Company lowered its standard pricing for resale of computer hardware and software to this customer. The Company was unable to obtain a reduction in the cost of hardware and software purchased from its vendors, resulting in a decrease in its gross margin. This customer became a customer of the Company during the three months ended June 30, 2003. The Company does not anticipate the favorable pricing it has granted to this customer will change in the future.

     For the network and storage solutions business segment, cost of sales is comprised of the costs associated with acquiring hardware and software to fill customer orders. For the consulting services business segment, cost of sales consists of full-time personnel and contract employee costs associated with projects eLinear provides to its customers for a fee. For the communications deployment business segment, cost of sales consists of materials and personnel to build the customer infrastructure. The increase in cost of sales was due to the cost of procuring hardware and software to fill an expanded number of customer orders. The Company's principal suppliers of hardware and software products are Hewlett Packard and Cisco Systems. The Company anticipates they will continue to be its principal suppliers in the future. Total hardware and software costs amounted to $13,602,289 for the nine months ended September 30, 2004. The Company anticipates that cost of sales will increase as revenue increases.

     Gross profit. Total gross profit increased from $1,777,383 for the nine months ended September 30, 2003, to $2,312,702 for the nine months ended September 30, 2004. Total gross profit as a percentage of revenue decreased from 16.8% for the nine months ended September 30, 2003 to 13.6% for the current year period. As previously described, the Company has hired additional personnel in its consulting services business segment in order to market those services to its existing customer base and granted favorable pricing to a major customer which resulted in the decrease in gross profit as a percent of revenue. The Company had not experienced any significant increase in revenue associated with the increased staffing costs during the nine months ended September 30, 2004, but anticipates its revenue and profit margin will improve in the future from this business segment.

     Operating expenses. Total operating expenses for the nine months ended September 30, 2004 were $7,422,984, an increase of $5,365,462, or 261%, over the prior year period of $2,057,522. The various components of this increase are as follows:

     - The Company has added additional personnel in its network and storage solutions business segment to facilitate the rapid increase in customer orders, and it has reduced personnel in its consulting services business segment, reflecting an increase in the use of subcontractors to execute on projects as opposed to hiring full-time employees. At September 30, 2003, the Company employed 18 which had increased to 70 as of September 30, 2004. Additionally, the Company opened a sales office in Dallas, Texas and satellite offices in Austin, Texas and Oklahoma City, Oklahoma. The net effect was an increase in payroll and related costs of $1,884,366, which costs are composed of payroll, payroll taxes and health insurance.

     - Office administration expenses increased from $144,063 for the 2003 period to $1,322,672 for the nine months ended September 30, 2004. The components of office administration are office rent expense, office expenses, staff development and dues and subscriptions. The Company incurred start-up costs when opening its sales offices in Dallas, Austin and Oklahoma City and relocated its corporate headquarters in Houston, Texas. The Company does not anticipate these costs will be incurred in the future.

     - Professional services, which is comprised of legal, accounting and consulting fees, increased from $359,321 for the previous year period to $666,357 for the current fiscal period. The Company has incurred additional legal, accounting and outside services fees during the current fiscal year in association with its financings and current litigation which was partially offset by a reduction in contract services.

     - In March 2004 the consulting services reporting unit lost its largest consulting contract and the other operations that had been acquired in the eLinear purchase had declined due to the loss of a key employees after the acquisition. Based on projected future cash flows from the reporting unit, management determined a full impairment charge of $451,925 was required.

          In September 2004, the Company recorded impairment expense totaling $391,114 related to a portion of the goodwill related to the NewBridge Technologies, Inc. acquisition in July 2003. The Company performed a valuation analysis of the discounted projected estimated future cash flows from the reporting unit. Based on the valuation analysis, the Company elected to write down the goodwill for NewBridge to $1,100,000 resulting in the impairment charge.

     - Other expenses increased from $402,222 for prior year period to $1,498,173 for the current fiscal period. The Company has initiated an investor awareness/marketing program to reach out to current and potential investors and provide them with current news releases and information about eLinear as well as to establish nationwide name recognition to build the "eLinear" name brand for future business. This program consists of investor conferences, electronic media distribution, newspaper coverage, third party representation through introduction to institutional entities and radio coverage. The program was designed by in-house eLinear employees. The cost of this program during the nine months ended September 30, 2004 approximated $927,000. The Company has incurred penalties in association with Laurus Master Fund and its financings in January and February 2004 of $102,597 and $370,931, respectively, as a result in delays in its two registration statements filed with the SEC, which penalties are included in the other expenses categoryA majority of the remaining expenses was the Company's listing fee to the American Stock Exchange.

     Interest Expense. Interest expense for the nine months ended September 30, 2004 increased to $840,362 from $25,603 for the prior year period. Of this amount $419,707 was attributable to a one time write-off of debt discounts associated with the Laurus credit facility. The balance was attributable to the amortization of debt discounts and interest charges associated with the Laurus credit facility.

     Net Loss. The net loss for the nine months ended September 30, 2004 was $5,925,041, or $0.30 per share basic and diluted, compared to a net loss of $257,266, or $0.02 per share basic and diluted, for the previous year period.

LIQUIDITY AND CAPITAL RESOURCES

     Changes in cash flow. Net cash used in operating activities for the nine months ended September 30, 2004, was $6,515,813 compared to net cash provided in operating activities of $36,864 for the prior year period. This was an increase of $6,552,677 over the prior year period. The primary components of net cash used in operating activities for fiscal 2004 were a net loss of $5,925,041, increases in accounts receivable resulting from increased sales when compared to the prior fiscal period and increased purchases of inventory associated with the increase in sales. The cash used in operating activities was partially offset by non-cash charges totaling $2,521,594, an increase in accrued liabilities and accrued penalties of $794,787 which was comprised of accrued fees due to Laurus and investors in the January and February 2004 fundings and accrued payroll. Cash used in investing activities increased to $1,649,104 for the current fiscal period. The Company utilized a portion of the cash received from its sales of common stock to purchase a certificate of deposit in the amount of $500,000 and to place $500,000 in a restrictive account. The Company purchased computer hardware, office equipment and furniture during the current period for its new offices and employees totaling $623,302. The Company does not believe it will incur significant purchases in the future. Cash provided by financing activities increased from a use of $55,134 for the prior year fiscal period to $8,039,752 for the current fiscal period. This increase was attributable to sales of common stock of $4,586,103, net proceeds from the Laurus financing agreement of $3,323,758, and the exercise of stock options of $345,594. This was partially offset by the repayment of notes due to Messrs. Allen and Casey of $215,703 and payment of $273,000 in finders fees associated with the Laurus financing agreement

     Capital Resources. The Company has funded its operations through the sale of common stock, the exercise of stock options, short-term borrowings from two of its officers, lines of credit and the Laurus financing agreement. During January and February 2004, the Company sold shares of common stock in two private placements for aggregate net proceeds of $4,586,103. During the nine months ended September 30, 2004, the Company received $345,594 through the exercise of stock options. NetView has funded its operations by way of loans from Messrs. Allen and Casey. At December 31, 2003, the amount due these individuals was $215,703. These notes were subsequently repaid during January 2004. NetView has funded its purchases of network and storage solutions products primarily through vendor provided financing arrangements. In March 2003, NetView obtained a $1 million line of credit from Textron Financial Corporation to fund purchases of network and storage solutions product for delivery to customers. This line of credit was secured by all of its assets. In February 2004, the Company retired this line of credit, entered into a new $500,000 credit facility secured by a $500,000 letter of credit to Textron and entered into a new credit facility with Laurus Master Fund discussed below.

     Liquidity. As of September 30, 2004, the Company had cash balances in non-restricted accounts of $942,024 and positive working capital of $3,382,245. In January 2004, the Company completed a private offering and raised gross proceeds of $2,533,850. In February 2004, the Company completed a private offering and raised gross proceeds of $2,460,000. Both of these agreements include warrants, which, if exercised, would raise an additional $8,029,621.

     In February 2004, the Company obtained a secured revolving note with Laurus Master Fund, Ltd. ("Laurus"). Under the terms of the agreement, the Company can borrow up to $5,000,000 at an annual interest rate of prime plus .75% (with a minimum rate of 4.75%). The agreement contains two notes: a minimum secured revolving note totaling $2,000,000 and a revolving credit facility totaling $3,000,000 based on eligible accounts receivable. At September 30, 2004, the Company had drawn down $2,000,000 under the term loan and $1,629,002 under the revolver.

     The Company believes it has sufficient capital to implement its business plan and to seek out acquisitions in order to more quickly grow its business. The Company believes it will begin to generate positive cash flow from operations during fiscal 2005 and believes that sufficient cash flow from operations will be available during the next twelve months to satisfy its short-term obligations. If expenses are in excess of its estimates or if revenues decline, the Company may need to obtain additional financing to fund its operations. If the Company is required to obtain additional financing, it will be required to do so on a best efforts basis, as it currently has no commitments for any further financing.

OFF-BALANCE SHEET ARRANGEMENTS

     The Company does not have any off-balance sheet arrangements.

NEW ACCOUNTING PRONOUNCEMENTS

     During December 2002, the FASB issued SFAS No. 148. Statement 148 establishes standards for two alternative methods of transition to the fair value method of accounting for stock-based employee compensation of FASB SFAS No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 148 also amends and augments the disclosure provisions of SFAS 123 and Accounting Principles Board Opinion 28 "Interim Financial Reporting" to require disclosure in the summary of significant accounting policies for all companies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. The transition standards and disclosure requirements of SFAS 148 are effective for fiscal years and interim periods ending after December 15, 2002. The Company has adopted only the disclosure provisions of this statement.

     SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity," was issued in May 2003 and requires issuers to classify as liabilities (or assets under certain circumstances) three classes of freestanding financial instruments that represent obligations for the issuer. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after December 15, 2003. The adoption of this statement did not have a material effect on the Company's financial position, results of operations or cash flows.

Item 3. Controls and Procedures

     In accordance with the Securities Exchange Act of 1934 ("Exchange Act"), the Company carried out an evaluation, under the supervision and with the participation of management, including its Chief Executive Officer and Principal Accounting Officer, of the effectiveness of its disclosure controls and procedures as of the end of the period covered by this report. Based on this evaluation, the Company's Chief Executive Officer and Principal Accounting Officer concluded that the Company's disclosure controls and procedures were effective as of September 30, 2004, to provide reasonable assurance that information required to be disclosed in its reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission's rules and forms.

          PART II     OTHER INFORMATION

Item 1. Legal Proceedings

     From time to time, the Company may become involved in litigation arising in the ordinary course of its business. The Company is presently not subject to any material legal proceedings outside of the ordinary course of business except as set forth below:

     On December 16, 1999, eLinear and Imagenuity were served with a complaint captioned Chris Sweeney v. Kinetics.com, Inc. and Imagenuity, Inc., Circuit Court, Duval County, Florida, Civil Case Number 1999-7252-CA. The complaint alleged a breach of an alleged oral modification of a written employment agreement between the plaintiff, Chris Sweeney, and Imagenuity and alleged breaches by eLinear and Imagenuity of fiduciary obligations which the plaintiff claims were owed to him. Plaintiff is seeking as damages 20% of the Company's common stock received by the sole shareholder of Imagenuity in connection with the merger of Imagenuity with and into eLinear's subsidiary. After the filing of the complaint, eLinear's subsidiary, eLinear Corporation, was added as a defendant. The Company intends to vigorously contest the case. While the Company believes the case to have no merit, at this stage it is impossible to predict the amount or range of potential loss, if any.

     In December 1999, the Company counter-sued Chris Sweeney in a lawsuit captioned eLinear Corporation v. Chris Sweeney, United States District Court, District of Colorado, Case Number 99-WM-2434. The complaint sought a determination of the rights of the parties with respect to the termination of Chris Sweeney's employment agreement with Imagenuity. The lawsuit was indefinitely stayed pending resolution of the Florida litigation discussed above.

     On March 27, 2003, the Company filed a motion to dismiss for failure to prosecute, since the plaintiff has failed to file any "record activity" in the case for a period of more than one year. On June 13, 2003, the motion to dismiss was denied and the case is moving forward. The Company intends to vigorously contest all claims in this case which is currently in the discovery phase.

     On October 17, 2003, the Company filed a civil suit against Jon Ludwig, its former CEO, for the following causes of action: breach of fiduciary duty; negligent misrepresentation; theft of trade secrets; theft/conversion of property; wrongful interference with existing and prospective contracts; and civil conspiracy. This case is currently in the 127th Judicial District in the District Court of Harris County, Texas. As of June 30, 2004, the Company has not requested a specific damage amount. Discovery in this case is at the beginning stages. Ipath, a direct competitor of the Company and the current employer of defendant Ludwig, was added as an additional defendant. The Company has claimed against Ipath for its complicity with Ludwig in the latter's breach of fiduciary duty.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

                    RECENT SALES OF UNREGISTERED SECURITIES

     All of the following transactions were completed pursuant to Section 4(2) of the Securities Act. With respect to issuances made pursuant to Section 4(2) of the Securities Act, the transactions did not involve any public offering and were sold to a limited group of persons. Each recipient either received adequate information about the Company or had access, through employment or other relationships, to such information, and the Company determined that each recipient had such knowledge and experience in financial and business matters that they were able to evaluate the merits and risks of an investment in the Company.

     Except as otherwise noted, all sales of the Company's securities were made by officers of the Company who received no commission or other remuneration for the solicitation of any person in connection with the respective sales of securities described above. The recipients of securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions.

     During September 2004, the Company issued 179,558 shares to two companies for consulting services valued at $190,000.

     During the quarter ended September 30, 2004, the Company did not make any repurchases of its common stock.


Item 3. Defaults Upon Senior Securities - None

Item 4. Submission of Matters to a Vote of Security Holders

     On October 12, 2004, with a written consent to action without a meeting of the majority of the shareholders of eLinear, Inc., the following resolutions were deemed to be adopted to the same extent and to have the same force and effect as if adopted by a formal meeting of shareholders of the Company duly called and held for the purpose of adopting and acting upon such resolutions:

          RESOLVED, that the Majority Shareholders hereby elect Kevan M. Casey, Tommy Allen, J. Leonard Ivins, Carl A. Chase and Ryan Cravey as directors to serve until their successors are elected, appointed and duly qualified; and that the Majority Shareholders direct the officers to implement this resolution.

          RESOLVED, that the Majority Shareholders hereby adopt the 2004 Stock Option Plan and accept the recommendation of the audit committee to appoint and retain Lopez, Blevins, Bork & Associates LLP as the Company's independent auditors for its current fiscal year; and that the Majority Shareholders direct the officers to implement this resolution.

Item 5. Other Information - None

Item 6. Exhibits and Reports on Form 8-K

        (a) Exhibits. The following exhibits of the Company are included herein.

Exhibit  No.        Description
------------        -----------

2.1 Agreement and Plan of Merger, dated October 11, 1999, between Registrant, eLinear Corporation and Imagenuity, Inc. (incorporated by reference to Exhibit A-1 to Registrant's Current Report on Form 8-K, dated October 25, 1999)
2.2 Agreement and Plan of Merger, dated April 15, 2003, between Registrant, NetView Acquisition Corp. and NetView Technologies, Inc. (incorporated by reference to Exhibit 2.2 to Registrant's Annual Report on form 10-KSB, dated April 15, 2002)
3.1 Articles of Incorporation of Registrant (incorporated by reference to Registrant's Form 10-KSB for the period ended December 31, 1995)
3.2 Bylaws of Registrant (incorporated by reference to Registrant's Form 10-KSB for the period ended December 31,
                    1995)
3.3 Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Registrant's Form 10-QSB for the period ended June 30, 2000)
4.1 Specimen of Registrant's Common Stock Certificate (incorporated by reference to Registrant's Form 10-KSB for the period ended December 31, 1995)
10.1 Employment Agreement with Kevan M. Casey (incorporated by reference to Exhibit 10.2 to Registrant's Annual Report on Form 10-KSB, dated April 15, 2003) *
10.2 Employment Agreement with Tommy Allen (incorporated by reference to Exhibit 10.3 to Registrant's Annual Report on Form 10-KSB, dated April 15, 2003) *
10.3                2000 Stock Option Plan (incorporated by reference to Exhibit
                    4.1 to Registrant's Definitive Proxy Statement on Schedule 14A, dated June 30, 2000) *
10.4 Amendment No. 1 to Registrant's 2000 Stock Option Plan (incorporated by reference to Exhibit 4.2 to Registrant's
                    Form  S-8,  dated  July  31,  2001)  *
10.5 Amended and Restated 2003 Stock Option Plan (incorporated by reference to Exhibit 10.1 to Registrant's Form S-8, dated January 14, 2003) *
10.6 Form of Indemnification Agreement for all officers and directors of Registrant (incorporated by reference to Registrant's Form 10-QSB filed with the Commission on October 24, 2000)
10.7 Agreement between eLinear, Inc. and J. Leonard Ivins dated April 15, 2003 (incorporated by reference to Exhibit 10.10 to Registrant's Annual Report on Form 10-KSB, dated April 15, 2003) *
10.8 Securities Purchase Agreement dated as of January 12, 2004 between eLinear, Inc. and the Investors named therein (incorporated by reference to Exhibit 10.1 to Registrant's Form 8-K, dated January 28, 2004)
10.9 Form of Class A Warrant issued to each of the Investors in the Securities Purchase Agreements dated as of January 12, 2004 (incorporated by reference to Exhibit 10.2 to Registrant's Form 8-K, dated January 28, 2004)
10.10 Form of Class B Warrant issued to each of the Investors in the Securities Purchase Agreements dated as of January 12, 2004 (incorporated by reference to Exhibit 10.3 to Registrant's Form 8-K, dated January 28, 2004)
10.11 Registration Rights Agreement issued to each of the Investors in the Securities Purchase Agreements dated as of January 12, 2004 (incorporated by reference to Exhibit 10.4 to Registrant's Form 8-K, dated January 28, 2004)
10.12 Employment Agreement with Ramzi Milad Nassar (incorporated by reference to Exhibit 10.12 to Registrant's Annual Report on Form 10-KSB, dated February 13, 2004) *
10.13 Securities Purchase Agreement dated as of February 4, 2004 between eLinear, Inc. and the Investors named therein (incorporated by reference to Exhibit 10.13 to Registrant's Annual Report on Form 10-KSB, dated February 13, 2004)
10.14 Form of Class A Warrant issued to each of the Investors in the Securities Purchase Agreements dated as of February 4, 2004 (incorporated by reference to Exhibit 10.14 to Registrant's Annual Report on Form 10-KSB, dated February 13, 2004)

10.15 Form of Class B Warrant issued to each of the Investors in the Securities Purchase Agreements dated as of February 4, 2004 (incorporated by reference to Exhibit 10.15 to Registrant's Annual Report on Form 10-KSB, dated February 13, 2004)
10.16 Registration Rights Agreement issued to each of the Investors in the Securities Purchase Agreements dated as of February 4, 2004 (incorporated by reference to Exhibit 10.16 to Registrant's Annual Report on Form 10-KSB, dated February 13, 2004)
10.17 Common Stock Purchase Warrant Agreement dated as of February 23, 2004 by and between eLinear, Inc. and Laurus Master Fund, LLC (incorporated by reference to Exhibit 10.18 to Registrant's Form 8-K, dated February 26, 2004)
10.18 Secured Revolving Note Agreement dated as of February 23, 2004 by and between eLinear, Inc., NetView Technologies, Inc. and NewBridge Technologies, Inc. and Laurus Master Fund, LLC (incorporated by reference to Exhibit 10.19 to Registrant's Form 8-K, dated February 26, 2004)
10.19 Secured Convertible Minimum Borrowing Note Agreement dated as of February 23, 2004 by and between eLinear, Inc., NetView Technologies, Inc. and NewBridge Technologies, Inc. and Laurus Master Fund, LLC (incorporated by reference to
                    Exhibit  10.20  to Registrant's Form 8-K, dated February 26,
                    2004)
10.20 Minimum Borrowing Note Registration Rights Agreement dated as of February 23, 2004 by and between eLinear, Inc. and
                    Laurus  Master  Fund,  LLC  (incorporated  by  reference  to
                    Exhibit  10.21  to Registrant's Form 8-K, dated February 26,
                    2004)
10.21 Funds Escrow Agreement dated as of February 23, 2004 by and between eLinear, Inc., NetView Technologies, Inc. and NewBridge Technologies, Inc. and Laurus Master Fund, LLC (incorporated by reference to Exhibit 10.22 to Registrant's Form 8-K, dated February 26, 2004)
10.22 eLinear, Inc. 2004 Stock Option Plan (incorporated by reference to Exhibit A to Registrant's Definitive Information Statement, dated October 15, 2004) *
10.23 Employment Agreement with Michael Lewis (incorporated by reference to Exhibit 10.23 to Registrant's Form SB-2 dated November 5, 2004) *
10.24 Amendment to the Security Agreement and Ancillary Agreement with Laurus Master Fund, LLC (incorporated by reference to
                    Exhibit  10.24  to  Registrant's Form SB-2 dated November 5,
                    2004)
10.25               Stock  Purchase  Agreement  of  TanSeco  Systems,  Inc.
                    (incorporated by reference to Exhibit 10.25 to Registrant's Form SB-2 dated November 5, 2004)
10.26 Service Agreement with RadioShack Corporation (incorporated by reference to Exhibit 10.26 to Registrant's Form SB-2 dated November 5, 2004)
14.1 Code of Ethics (incorporated by reference to Exhibit 14.1 to Registrant's Annual Report on Form 10-KSB, dated February 13, 2004)
21.1                Subsidiaries  of  Registrant  (incorporated  by reference to
                    Exhibit 21.1 to Registrant's Form 10-QSB filed with the Commission on December 19, 2003)
31.1                Certification  of  Kevan  M.  Casey
31.2                Certification  of  Ramzi  M.  Nassar
32.1                Certification  for  Sarbanes-Oxley  Act  of  Kevan  M. Casey
32.2                Certification  for  Sarbanes-Oxley  Act  of  Ramzi M. Nassar

*    Indicates management contract or compensatory plan or arrangement.

     (b) Reports on Form  8-K.

          Registrant filed a report on Form 8-K on October 14, 2004, reporting the following event:

     On October 12, 2004, the Company dismissed Malone & Bailey, PLLC as its auditors. Malone & Bailey's audit report on eLinear's consolidated financial statements as of December 31, 2003 and for the year then ended did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope or accounting principles.

     During the most recent fiscal year ended December 31, 2003, and in the subsequent interim periods through the date of dismissal, there were no disagreements with Malone & Bailey on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Malone & Bailey would have caused Malone & Bailey to make reference to the matter in their report. eLinear has requested Malone & Bailey to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated October 14, 2004, is filed as Exhibit 16.1 to the Form 8-K.

     The Company retained the services on October 13, 2004 of Lopez, Blevins, Bork & Associates, L.L.P. as eLinear's principal accountant to audit the financial statements of eLinear for the year ended December 31, 2004. The decision to change accountants was approved by the Board of Directors.

SIGNATURES


     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

     Signature                Title                            Date
     ---------                -----                            ----


/s/ Kevan M. Casey           Chief Executive Officer           November 15, 2004
--------------------
Kevan M. Casey               and  Director



/s/  Ramzi M. Nassar         Principal Financial and           November 15, 2004
--------------------         Accounting Officer
Ramzi M. Nassar

                                  EXHIBIT 31.1


Certification

I, Kevan Casey, certify that:

1.     I have reviewed this Form 10-QSB of eLinear, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

a. Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b. Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c. Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

5. The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

a. All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

b. Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date: November 15, 2004


/s/ Kevan Casey
-----------------------------------
Kevan Casey, Chief Executive Officer

                                  EXHIBIT 31.2


Certification

I, Ramzi M. Nassar, certify that:

1.     I have reviewed this Form 10-QSB of eLinear, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

a. Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b. Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c. Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

5. The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

a. All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

b. Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date: November 15, 2004


/s/ Ramzi M. Nassar
-----------------------------------
Ramzi M. Nassar, Principal Financial and Accounting Officer

                                  EXHIBIT 32.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the quarterly report of eLinear, Inc. (the "Company") on Form 10-QSB for the quarter ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kevan Casey, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company



/s/ Kevan Casey
-----------------------------------
Kevan Casey,
Chief Executive Officer
November 15, 2004

     A signed original of this written statement required by Section 906 has been provided to eLinear, Inc. and will be retained by eLinear, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

                                  EXHIBIT 32.2


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the quarterly report of eLinear, Inc. (the "Company") on Form 10-QSB for the quarter ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ramzi M. Nassar, Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Ramzi M. Nassar
-----------------------------------
Ramzi M. Nassar,
Principal Financial and Accounting Officer
November 15, 2004


     A signed original of this written statement required by Section 906 has been provided to eLinear, Inc. and will be retained by eLinear, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        FORM 10-KSB/A (FOURTH AMENDMENT)

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
                   For the fiscal year ended December 31, 2003
                                             -----------------

[_] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                         Commission file number 0-07418
                                                -------

                                  ELINEAR, INC.
                                  -------------
        (Exact name of small business issuer as specified in its charter)

          Delaware                                               76-0478045
(State or other jurisdiction of                                (IRS Employer
 incorporation or organization)                             Identification No.)


     2901 West Sam Houston Parkway North, Suite E-300, Houston, Texas   77043
     ------------------------------------------------------------------------
     (Address of principal executive offices)                         (Zip Code)

   Registrant's telephone number, including area code:          (713) 896-0500
                                                                --------------

      Securities registered pursuant to Section 12(b) of the Act:     None
                                                                      ----

    Securities registered pursuant to Section 12(g) of the Act:  $.02 Par Value
                                  Common Stock

     Check  whether the Issuer (1) has filed all reports required to be filed by
Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [_]

     Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [_]

     Issuer's revenues for the fiscal year ended December 31, 2003, were $13,598,490.

     The aggregate market value of the voting and non-voting common equity held by non-affiliates of the Issuer as of November 4, 2004, based upon the average bid and asked price as of such date on the American Stock Exchange, was $7,476,176.

     The Registrant's common stock outstanding as of October 31, 2004, was 20,788,257 shares.

                      DOCUMENTS INCORPORATED BY REFERENCE:
     The Registrant is incorporating by reference in Part III of this Form 10-KSB certain information contained in the Registrant's information statement for its annual meeting of shareholders, which was filed by the Registrant on October 15, 2004.

--------------------------------------------------------------------------------

     Transitional Small Business Disclosure Format (Check One): Yes [_] No [X]

                                EXPLANATORY NOTE

     eLinear, Inc. filed a Report of Form 8-K on October 14, 2004, reflecting that it replaced Malone & Bailey, LLP, as its independent auditor with Lopez, Blevins, Bork and Associates, LLP ("Lopez Blevins"). Members of Lopez Blevins, prior to the formation of Lopez Blevins, performed all the audit-related work while employed with Malone & Bailey, LLP, in connection with conducting eLinear's audit for the fiscal year ended December 31, 2003. Lopez Blevins reaudited eLinear's fiscal year ended December 31, 2003, which audit is contained herein. There are no other changes to the Amended Form 10-K previously filed on September 8, 2004.

                                     PART II

ITEM 7.  FINANCIAL STATEMENTS

     The financial statements commencing on page F-1 have been audited by Lopez, Blevins, Bork and Associates, LLP as of December 31, 2003, and the related statements of operations, stockholders' equity, and cash flows for the year then ended and Gerald R. Hendricks & Company, P.C., independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.



ITEM 13. EXHIBITS  AND  REPORTS  ON  FORM  8-K

     (a)  Exhibits.  The  following exhibits of the Company are included herein.

Exhibit No.  Description
-----------  -----------

2.1          Agreement and Plan of Merger, dated October 11, 1999, between Registrant,
             eLinear Corporation and Imagenuity, Inc. (incorporated by reference to Exhibit
             A-1 to Registrant's Current Report on Form 8-K, dated October 25, 1999)
2.2          Agreement and Plan of Merger, dated April 15, 2003, between Registrant,
             NetView Acquisition Corp. and NetView Technologies, Inc. (incorporated by reference to Exhibit 2.2 to Registrant's Annual Report on form 10-KSB, dated
             April 15, 2002)
3.1          Articles of Incorporation of Registrant (incorporated by reference to Registrant's
             Form 10-KSB for the period ended December 31, 1995)
3.2          Bylaws of Registrant (incorporated by reference to Registrant's Form 10-KSB for the period ended December 31, 1995)
3.3          Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Registrant's Form 10-QSB for the period ended June 30, 2000)
4.1          Specimen of Registrant's Common Stock Certificate (incorporated by reference to Registrant's Form 10-KSB for the period ended December 31, 1995)
10.1         Employment Agreement with Kevan M. Casey (incorporated by reference to
             Exhibit 10.2 to Registrant's Annual Report on Form 10-KSB, dated April 15,
             2003)
10.2         Employment Agreement with Tommy Allen (incorporated by reference to
             Exhibit 10.3 to Registrant's Annual Report on Form 10-KSB, dated April 15,
             2003)
10.3         2000 Stock Option Plan (incorporated by reference to Exhibit 4.1 to Registrant's
             Definitive Proxy Statement on Schedule 14A, dated June 30, 2000)
10.4         Amendment No. 1 to Registrant's 2000 Stock Option Plan (incorporated by reference to Exhibit 4.2 to Registrant's Form S-8, dated July 31, 2001)


                                        2

10.5         Amended and Restated 2003 Stock Option Plan (incorporated by reference to
             Exhibit 10.1 to Registrant's Form S-8, dated January 14, 2003)
10.6         Form of Indemnification Agreement for all officers and directors of Registrant
             (incorporated by reference to Registrant's Form 10-QSB filed with the
             Commission on October 24, 2000)
10.7         Agreement between eLinear, Inc. and J. Leonard Ivins dated April 15, 2003
             (incorporated by reference to Exhibit 10.10 to Registrant's Annual Report on
             Form 10-KSB, dated April 15, 2003)
10.8         Securities Purchase Agreement dated as of January 12, 2004 between eLinear,
             Inc. and the Investors named therein (incorporated by reference to Exhibit 10.1 to
             Registrant's Form 8-K, dated January 28, 2004)
10.9         Form of Class A Warrant issued to each of the Investors in the Securities
             Purchase Agreements dated as of January 12, 2004 (incorporated by reference to
             Exhibit 10.2 to Registrant's Form 8-K, dated January 28, 2004)
10.10        Form of Class B Warrant issued to each of the Investors in the Securities
             Purchase Agreements dated as of January 12, 2004 (incorporated by reference to
             Exhibit 10.3 to Registrant's Form 8-K, dated January 28, 2004)
10.11        Registration Rights Agreement issued to each of the Investors in the Securities
             Purchase Agreements dated as of January 12, 2004 (incorporated by reference to
             Exhibit 10.4 to Registrant's Form 8-K, dated January 28, 2004)
10.12        Employment Agreement with Ramzi Milad Nassar (incorporated by reference to
             Exhibit 10.12 to Registrant's Annual Report on Form 10-KSB, dated February
             13, 2004)
10.13        Securities Purchase Agreement dated as of February 4, 2004 between eLinear,
             Inc. and the Investors named therein (incorporated by reference to Exhibit 10.13 to Registrant's Annual Report on Form 10-KSB, dated February 13, 2004)
10.14        Form of Class A Warrant issued to each of the Investors in the Securities
             Purchase Agreements dated as of February 4, 2004 (incorporated by reference to
             Exhibit 10.14 to Registrant's Annual Report on Form 10-KSB, dated February
             13, 2004)
10.15        Form of Class B Warrant issued to each of the Investors in the Securities
             Purchase Agreements dated as of February 4, 2004 (incorporated by reference to
             Exhibit 10.15 to Registrant's Annual Report on Form 10-KSB, dated February
             13, 2004)
10.16        Registration Rights Agreement issued to each of the Investors in the Securities
             Purchase Agreements dated as of February 4, 2004 (incorporated by reference to
             Exhibit 10.16 to Registrant's Annual Report on Form 10-KSB, dated February
             13, 2004)
10.17        Common Stock Purchase Warrant Agreement dated as of February 23, 2004 by and between eLinear, Inc. and Laurus Master Fund, LLC (incorporated by reference to Exhibit 10.18 to Registrant's Form 8-K, dated February 26, 2004)
10.18        Secured Revolving Note Agreement dated as of February 23, 2004 by and between eLinear, Inc., NetView Technologies, Inc. and NewBridge
             Technologies, Inc. and Laurus Master Fund, LLC (incorporated by reference to
             Exhibit 10.19 to Registrant's Form 8-K, dated February 26, 2004)
10.19        Secured Convertible Minimum Borrowing Note Agreement dated as of February
             23, 2004 by and between eLinear, Inc., NetView Technologies, Inc. and
             NewBridge Technologies, Inc. and Laurus Master Fund, LLC (incorporated by reference to Exhibit 10.20 to Registrant's Form 8-K, dated February 26, 2004)
10.20        Minimum Borrowing Note Registration Rights Agreement dated as of February
             23, 2004 by and between eLinear, Inc. and Laurus Master Fund, LLC
             (incorporated by reference to Exhibit 10.21 to Registrant's Form 8-K, dated
             February 26, 2004)
10.21        Funds Escrow Agreement dated as of February 23, 2004 by and between
             eLinear, Inc., NetView Technologies, Inc. and NewBridge Technologies, Inc.


                                        3

             and Laurus Master Fund, LLC (incorporated by reference to Exhibit 10.22 to
             Registrant's Form 8-K, dated February 26, 2004)
14.1         Code of Ethics (incorporated by reference to Exhibit 14.1 to Registrant's Annual
             Report on Form 10-KSB, dated February 13, 2004)
21.1         Subsidiaries of Registrant (incorporated by reference to Exhibit 21.1 to
             Registrant's Form 10-QSB filed with the Commission on December 19, 2003)
23.1         Consent of Gerald R. Hendricks & Company, P.C.
23.2         Consent of Lopez, Blevins, Bork and Associates, LLP
31.1         Certification of Kevan M. Casey
32.1         Certification for Sarbanes-Oxley Act of Kevan M. Casey

     (b)  Reports on Form 8-K.

          Registrant filed a report on Form 8-K on November 20, 2003, disclosing events pursuant to Item 9 (Regulation FD Disclosure) and Item 12 (Results of Operations and Financial Condition) of Form 8-K. As part of Exhibit 99.1 to such report, the Company released condensed financial statements for the three and nine-month periods ended September 30, 2003 and 2002.

          Registrant filed a report on Form 8-K on December 19, 2003, disclosing events pursuant to Item 2 (Acquisition or Disposition of Assets) and Item 7 (Financial Statements and Exhibits). Included within the report were audited financial statements of NewBridge Technologies, Inc. which was acquired by the Company effective August 1, 2003 and unaudited pro forma condensed consolidated financial statements.

          Registrant filed a report on form 8-K on January 28, 2004, disclosing events pursuant to Item 5 (Other Events). Included within the report were a Securities Purchase Agreement and exhibits for the sale of 1,964,225 shares of eLinear's common stock for an aggregate purchase price of $2,533,850, including warrants to purchase additional common stock. As part of Exhibit
     99.1 to such report, the Company announced a $2.5 million private placement.

          Registrant filed a report on Form 8-K on February 11, 2004, disclosing events pursuant to Item 12 (Results of Operations and Financial Condition) of Form 8-K. As part of Exhibit 99.1 to such report, the Company released condensed statements of operations and pro forma condensed statements of operations for the years ended December 31, 2003 and 2002.

          Registrant filed a report on form 8-K on February 26, 2004, disclosing events pursuant to Item 5 (Other Events). On February 25, 2004, eLinear, Inc. ("eLinear"), along with its subsidiaries NetView Technologies, Inc.
             -------
     and NewBridge Technologies, Inc. (referred to collectively as the "Companies"), entered into a revolving credit facility with Laurus Master Fund, Ltd. ("Laurus") in which it issued Laurus (i) a convertible secured
                    ------
     note in the principal amount of $5,000,000 (the "Company Note"), and (ii) a
                                                      ------------
     common  stock  purchase  warrant  (the "Warrant") to purchase up to 290,000
                                             -------
     shares of eLinear common stock. The credit facility is secured by all of the Companies assets. In addition, the payment of interest and principal of up to $2 million can, under certain circumstances, be made with shares of eLinear common stock at a conversion price of $2.91 per share. eLinear has agreed to register the resale of the shares of eLinear common stock underlying the convertible portion of the Company Note and the shares issuable upon exercise of the Warrant. As part of Exhibit 99.1 to such report, the Company announced a $5.0 million financing.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized

                              ELINEAR,  INC.

                              By: /s/ Kevan Casey
                                  --------------------------------
                              Kevan Casey, Chief Executive Officer

                              Date: November 5, 2004

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

     Signature                    Title                        Date
     ---------                    -----                        ----


/s/  Kevan Casey        Chairman of the Board, Chief           November 5, 2004
--------------------    Executive Officer and Principal
Kevan  Casey            Financial and Accounting Officer


/s/  Tommy  Allen       Vice Chairman and Director             November 5, 2004
--------------------
Tommy  Allen


/s/  Carl  A.  Chase    Director                               November 5, 2004
--------------------
Carl  A.  Chase


/s/  Ryan  Cravey       Director                               November 5, 2004
--------------------
Ryan  Cravey

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
eLinear, Inc.
Houston, Texas

     We have audited the accompanying consolidated balance sheet of eLinear, Inc. as of December 31, 2003, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of eLinear, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of eLinear, Inc. as of December 31, 2003, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/S/ Lopez, Blevins, Bork and Associates, LLP
Lopez, Blevins, Bork and Associates, LLP
Houston, Texas

October 28, 2004

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders
NetView Technologies, Inc.
Houston, Texas

We have audited the accompanying statement of operations, changes in stockholders' deficit and cash flows for the year ended December 31, 2002 of NetView Technologies, Inc. (the Company) (an S Corporation). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of its operations and its cash flows for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the Unites States of America.

In April 2003, certain stockholders of the Company received common stock in connection with the merger with eLinear, Inc., as discussed in notes 3 and 7 to the financial statements. eLinear, Inc. retroactively applied the recapitalization in the accompanying statement of stockholders' equity to reflect the common stock outstanding giving effect to the merger. We did not audit this transaction, and accordingly, did not express an opinion on this transaction.


Gerald R. Hendricks & Company, P.C.

Westminster, Colorado
March 31, 2003

                                        ELINEAR, INC.
                                      AND SUBSIDIARIES
                                 CONSOLIDATED BALANCE SHEET
                                      DECEMBER 31, 2003


                                                                                  Restated
                                                                                ------------
                                     ASSETS

Current assets:
    Cash                                                                        $   554,483
    Accounts receivable, net of allowance of $69,289 and $54,000 at
      December 31, 2003 and 2002, respectively                                    1,637,217
    Inventory                                                                       190,555
    Other current assets                                                             45,708
                                                                                ------------
        Total current assets                                                      2,427,963
                                                                                ------------

Property and equipment, net                                                          43,662
Goodwill                                                                          1,943,022
Deposits                                                                             15,049
                                                                                ------------
Total assets                                                                    $ 4,429,696
                                                                                ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Accounts payable, trade                                                     $ 1,101,603
    Payable to officers                                                              36,336
    Accrued liabilities                                                             148,747
    Notes payable, shareholders                                                     215,703
                                                                                ------------
        Total current liabilities                                                 1,502,389
                                                                                ------------
Commitments and contingencies
Shareholders' equity:
    Preferred stock, $.02 par value, 10,000,000 shares authorized, none issued           --
    Common stock, $.02 par value, 100,000,000 shares authorized,
      17,020,754 shares issued and outstanding at
      December 31, 2003                                                             340,415
    Additional paid-in capital                                                    3,982,631
    Accumulated deficit                                                          (1,395,739)
                                                                                ------------
        Total shareholders' equity                                                2,927,307
                                                                                ------------
Total liabilities and shareholders' equity                                      $ 4,429,696
                                                                                ============

See accompanying notes to consolidated financial statements.

                                   ELINEAR, INC.
                                 AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                            2003          2002
                                                        --------------------------
Revenue:
  Products                                              $12,623,092   $ 7,437,184
  Services                                                  878,048            --
                                                        --------------------------
        Total revenue                                    13,501,140     7,437,184
                                                        --------------------------

Cost of revenue:
  Products                                               10,840,416     6,461,162
  Services                                                  526,989
                                                        --------------------------
        Total cost of revenue                            11,367,405     6,461,162
                                                        --------------------------

        Gross profit                                      2,133,735       976,022
                                                        --------------------------

Operating expenses:
  Selling, general and administrative expenses:
    Payroll and related expenses                          1,544,431       379,498
    Office administration                                   175,159       136,672
    Professional services                                   526,664       114,409
    Other                                                   905,009       125,976
                                                        --------------------------
  Total selling, general and administrative               3,151,263       756,555
  Depreciation                                               20,290         9,143
                                                        --------------------------
        Total operating expenses                          3,171,553       765,698
                                                        --------------------------

Income (loss) from operations                            (1,037,818)      210,324
                                                        --------------------------

Other income (expense):
    Interest, net                                           (30,775)      (10,930)
    Other income                                             46,432            --
                                                        --------------------------
        Total other income (expense)                         15,657       (10,930)
                                                        --------------------------

Income (loss) before pro forma net income tax expense    (1,022,161)      199,394
Pro forma income tax expense                                     --      (106,554)
                                                        --------------------------
Pro forma net income (loss)                             $(1,022,161)  $    92,840
                                                        ==========================

Net income (loss) per share:
    Basic and diluted                                   $     (0.07)  $      0.01
                                                        ==========================

Weighted average number of common shares outstanding:
    Basic and diluted                                    14,382,140    12,961,979
                                                        ==========================

See accompanying notes to consolidated financial statements.

                                                 ELINEAR, INC.
                                               AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
                                FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                               Common Stock      Additional                        Total
                                           --------------------    Paid-in     Accumulated     Shareholders'
                                             Shares     Amount     Capital       Deficit     Equity (Deficit)
                                           -------------------------------------------------------------------
Balances, January 1, 2002                          --  $     --  $        --  $         --   $             --
Stock issued to founders for cash          12,961,979   259,240           --      (572,972)          (313,732)
Net income                                         --        --           --       199,394            199,394
                                           -------------------------------------------------------------------
Balances December 31, 2002                 12,961,979   259,240           --      (373,578)          (114,338)
Stock issued in reverse acquisition         1,043,761    20,875      429,843            --            450,718
Stock issued for cancellation of warrants     134,750     2,695       51,205            --             53,900
Exercise of stock options                     573,700    11,474      733,969            --            745,443
Issuance of stock options for
  forgiveness of debt                              --        --       13,188            --             13,188
Stock issued for services                     126,000     2,520      340,789            --            343,309
Stock options issued for services                  --        --      114,493            --            114,493
Stock issued for cash, net of costs         1,330,564    26,611      811,644            --            838,255
Stock options issued for acquisition               --        --      274,000            --            274,000
Stock issued for acquisition                  850,000    17,000    1,195,500            --          1,230,500
Net loss                                           --        --           --    (1,022,161)        (1,022,161)
                                           -------------------------------------------------------------------
Balances, December 31, 2003                17,020,754  $340,415  $ 3,982,631  $ (1,395,739)  $      2,927,307
                                           ===================================================================

See accompanying notes to consolidated financial statements.

                                          ELINEAR, INC.
                                        AND SUBSIDIARIES
                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                         FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                                          2003          2002
                                                                      --------------------------
Cash flows provided by (used in) operating activities:
    Net income (loss)                                                 $(1,022,161)  $   199,394
    Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
        Depreciation                                                       20,290         9,143
        Stock and stock option based compensation                         511,702            --
        Bad debt expense                                                       --        54,000
        Changes in assets and liabilities:
            Accounts receivable                                          (311,486)   (1,616,653)
            Inventory                                                    (173,608)      (16,947)
            Other current assets                                          (45,708)           --
            Accounts payable                                             (115,517)    1,456,952
            Payable to officers                                           (59,000)       64,000
            Accrued liabilities                                            88,719        91,364
                                                                      --------------------------
Net cash provided by (used in) operating activities                    (1,106,769)      241,253
                                                                      --------------------------

Cash flows from investing activities:
    Purchase of property and equipment                                     (9,886)      (40,735)
    Deposits                                                               (9,257)       (5,792)
                                                                      --------------------------
Net cash used in investing activities                                     (19,143)      (46,527)
                                                                      --------------------------

Cash flows from financing activities:
    Proceeds from notes payable due to officers                           161,262       357,000
    Repayment on notes payable due to officers                           (185,459)     (117,100)
    Proceeds from exercise of stock options                               745,443            --
    Proceeds from sale of common stock                                    838,255         1,000
    Distribution to S Corporation shareholders                                 --      (314,732)
                                                                      --------------------------
Net cash provided by (used in) financing activities                     1,559,501       (73,832)
                                                                      --------------------------
Net increase in cash                                                      433,589       120,894
Cash and cash equivalents, beginning of year                              120,894            --
                                                                      --------------------------
Cash and cash equivalents, end of year                                $   554,483   $   120,894
                                                                      ==========================


Non-cash transactions:
    Issuance of stock in reverse acquisition                          $   450,718   $        --
                                                                      ==========================
    Issuance of stock for acquisition                                 $ 1,504,500   $        --
                                                                      ==========================
    Issuance of options for forgiveness of debt                       $    13,188   $        --
                                                                      ==========================

See accompanying notes to consolidated financial statements.

                                  ELINEAR, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

Note 1.   Organization and Nature of Business

     On April 15, 2003, eLinear, Inc. issued 12,961,979 shares of common stock for 100% of the outstanding common stock of NetView Technologies, Inc. ("NetView"). After the merger the stockholders of NetView owned approximately 90% of the combined entity. For financial reporting purposes this transaction was treated as an acquisition of eLinear and a recapitalization of NetView using the purchase method of accounting. (See Note 3.)

     eLinear, Inc. is a technology consulting services firm providing strategic consulting solutions, creative web site design, web site content management software, and technical project management and development services to companies seeking to increase productivity or reduce costs through investing in technology. The Company's current customers are based in the United States.

     NetView was incorporated in the State of Texas in December 2001 as an S-Corporation and commenced operations on January 1, 2002. NetView is an information technology solutions company that provides its customers with network and storage solutions infrastructure and related services. NetView's focus is on creating recurring revenue streams from a diverse client base. NetView markets its products and services through its own direct sales and marketing team, direct mail and trade shows. NetView sells to entities throughout the United States; however, a majority of its revenue is earned from sales in the State of Texas.

     On July 31, 2003, eLinear completed the acquisition of all the issued and outstanding shares of NewBridge Technologies, Inc. (formerly MMGD, Inc.). (See
Note 3.) NewBridge Technologies, Inc. ("NewBridge") is a digital provider of voice, data, video and security services to residential and commercial developments. These services are over a fiber or wireless infrastructure. NewBridge markets its services through its own sales force and the majority of its revenue is earned in Texas.

     Hereinafter, all references to eLinear include the operations and financial condition of NetView for the two years ended December 31, 2003, and the operations of eLinear consolidated with NetView since April 15, 2003 and with NewBridge consolidated since July 31, 2003 (see Note 3).

Note 2.   Summary of Significant Accounting Policies

a)   Consolidation

     As of December 31, 2003, eLinear had three wholly owned subsidiaries, eLinear Corporation, NetView Technologies, Inc. and NewBridge Technologies, Inc. All material inter-company balances and inter-company transactions have been eliminated.

b)   Cash  and  Cash  Equivalents

     Cash and cash equivalents consist of cash on hand and held in banks in unrestricted accounts. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

c)   Property  and  Equipment

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated economic lives of the assets that range between three and fifteen years.

d)   Income  Taxes

     The Company accounts for income taxes using the liability method, under which the amount of deferred income taxes is based on the tax effects of the differences between the financial and income tax basis of the Company's assets, liabilities and operating loss carryforwards at the balance sheet date based upon existing tax laws. Deferred tax assets are recognized if it is more likely than not that the future income tax benefit will be realized. Since utilization of net operating loss carryforwards is not assured, no benefit for future offset of taxable income has been recognized in the accompanying financial statements.

e)   Goodwill

     Goodwill represents the excess of purchase price over net assets acquired. Goodwill is not amortized, but is tested at least annually for impairment. The impairment testing is performed at a reporting unit level and consists of two steps. In the first step, the Company compares the fair value of each reporting unit to its carrying value. The Company determines the fair value of its reporting units using the income approach, which requires the Company to calculate the fair value of a reporting unit based on the present value of estimated future cash flows. If the fair value of the reporting unit exceeds the carrying value of the net assets assigned to that unit, goodwill is not impaired and the Company is not required to perform further testing. If the carrying value of the net assets assigned to the reporting unit exceeds the fair value of the reporting unit, then the Company must perform the second step in order to determine the implied fair value of the reporting unit's goodwill and compare it to the carrying value of the reporting unit's goodwill. If the carrying value of a reporting unit's goodwill exceeds its implied fair value, then the Company must record an impairment loss equal to the difference.

f)   Long-lived Assets

     The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. The Company has not identified any such impairment losses.

g)   Use of Estimates

     The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

h)   Comprehensive Income (Loss)

     Comprehensive income is defined as all changes in shareholders' equity, exclusive of transactions with owners, such as capital instruments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries, changes in market value of certain investments in securities and certain changes in minimum pension liabilities. The Company's comprehensive loss was equal to its net loss for the year ended December 31, 2003 and the Company's comprehensive income was equal to its net income for the year ended December 31, 2002.

i)   Revenue Recognition

     Consulting  Services  Segment  -  Revenue  from  time-and-materials service
     -----------------------------
     contracts, maintenance agreements and other services are recognized as services are provided.

     Communications  Deployment  Segment  -  Revenues from fixed-price contracts
     -----------------------------------
     related to the delivery of voice, video and data services are recognized in the period the services are performed. These services are generally provided over a period of one to four weeks, depending on the size of the contract.

     Network  Storage  and Solutions Segment - Revenues on the sale of products,
     ---------------------------------------
     which are shipped from eLinear's stock of inventory, are recognized when the products are shipped provided that appropriate signed documentation of the arrangement, such as a signed contract, purchase order or letter of agreement, has been received, the fee is fixed or determinable and collectability is reasonably assured. In accordance with Emerging Issues Task Force ("EITF") Issue No. 99-19 "Recording Revenue Gross as a Principal Versus Net as an Agent", revenue from drop shipments of third-party hardware and software sales are recognized upon delivery, and recorded at the gross amount when eLinear is responsible for fulfillment of the customer order, has latitude in pricing, has risk of loss during shipment of the inventory, incurs credit risk on the receivable and has discretion in the selection of the supplier.

     The Company accounts for arrangements that contain multiple elements in accordance with EITF 00-21, "Revenue Arrangements with Multiple
     Deliverables". When elements such as hardware, software and consulting services are contained in a single arrangement, or in related arrangements with the same customer, the Company allocates revenue to each element based on its relative fair value, provided that such element meets the criteria for treatment as a separate unit of accounting. The price charged when the element is sold separately generally determines fair value. In the absence of fair value for a delivered element, the Company allocates revenue first to the fair value of the undelivered elements and allocates the residual revenue to the delivered elements. In the absence of fair value for an undelivered element, the arrangement is accounted for as a single unit of accounting, resulting in a delay of revenue recognition for the delivered elements until the undelivered elements are fulfilled. The Company limits the amount of revenue recognition for delivered elements to the amount that is not contingent on the future delivery of products or services or subject to customer-specified return or refund privileges.

     The Company recognizes revenue from the sale of manufacturer's maintenance and extended warranty contracts in accordance with EITF 99-19 net of its costs of purchasing the related contracts.

     The Company performs ongoing credit evaluations of its customers' financial condition and maintains reserves for potential credit losses based upon the expected collectability of total accounts receivable. To date, losses resulting from uncollectible receivables have not exceeded management's expectations.

j)   Earnings (Loss) Per Share

     The Company computes net income (loss) per share pursuant to Statement of Financial Accounting Standards No. 128 "Earnings Per Share". Basic net loss per share is computed by dividing income or loss applicable to common shareholders by the weighted average number of shares of the Company's common stock outstanding during the period. Diluted net loss per share is determined in the same manner as basic net loss per share except that the number of shares is increased assuming exercise of dilutive stock options and warrants using the treasury stock method and dilutive conversion of the Company's convertible preferred stock.

     During the year ended December 31, 2003, options to purchase 1,990,183 shares of common stock and warrants to purchase 26,611 shares of common stock were excluded from the calculation of earnings per share since their inclusion would be antidilutive. During the years ended December 31, 2003 and 2002 there was no convertible preferred stock outstanding.

k)   Stock-Based Compensation

     The Company accounts for compensation costs associated with stock options and warrants issued to employees under the provisions of Accounting Principles Board Opinion No. 25 ("APB 25") whereby compensation is recognized to the extent the market price of the underlying stock at the date of grant exceeds the exercise price of the option granted. (See Note 8, "Stock Options and Warrants"). Accordingly, no compensation expense has been recognized for grants of options to employees with the exercise prices at or above market price of the Company's common stock on the measurement dates. eLinear recognized compensation expense totaling $62,000 in 2003 under the intrinsic value method for stock options issued to employees and $52,493 under the fair value method for options issued to consultants.

     Had compensation expense been determined based on the estimated fair value at the measurement dates of awards under those plans consistent with the method prescribed by SFAS No. 123, the Company's December 31, 2003 , net loss and the Company's December 31, 2002, net income would have been changed to the pro forma amounts indicated below.

                                                          December 31,   December 31,
                                                              2003           2002
                                                         -----------------------------
     Net income (loss):
       As reported                                       $  (1,022,161)  $     199,394
       Stock based compensation under fair value method       (103,768)             --
                                                         -----------------------------
       Pro forma                                         $  (1,125,929)  $     199,394
                                                         =============================

     Net income (loss) per share - basic and diluted:
       As reported                                       $       (0.07)  $        0.01
       Stock based compensation under fair value method          (0.01)             --
                                                         -----------------------------
       Pro forma                                         $       (0.08)  $        0.01
                                                         =============================

     The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: risk free rate of 3.5%; volatility of 206% for 2003 and 2002 with no assumed dividend yield; and expected lives of six months.

l)   Fair Value of Financial Instruments

     Financial instruments that are subject to fair disclosure requirements are carried in the financial statements at amounts that approximate fair value and include cash and cash equivalents, accounts receivable and accounts payable. Fair values are based on assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates reflecting varying degrees of perceived risk.


m)   New Accounting Pronouncements

     The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

n)   Vendor Rebates

     Through May 2003, the Company received vendor rebates for achieving certain purchase or sales volume. The Emerging Issues Task Force ("EITF") Issue No. 02-16, "Accounting by a Customer (including a Reseller) for Certain Consideration Received from a Vendor" ("EITF 02-16") is effective for arrangements with vendors initiated on or after January 1, 2003. EITF 02-16 addresses the accounting and income statement classification for consideration given by a vendor to a retailer in connection with the sale of the vendor's products or for the promotion of sales of the vendor's products. The EITF concluded that such consideration received from vendors should be reflected as a decrease in prices paid for inventory and recognized in cost of sales as the related inventory is sold, unless specific criteria are met qualifying the consideration for treatment as reimbursement of specific, identifiable incremental costs. The provisions of this consensus have been applied prospectively. The adoption of EITF 02-16 did not have a material impact on the Company's financial statements as a whole.

Reclassifications

     Certain amounts as previously presented in the 2002 financial statements have been reclassified to conform to the current year presentation.

Note 3.   Acquisitions

     On April 15, 2003, eLinear, Inc. issued 12,961,979 shares of common stock for 100% of the outstanding common stock of NetView Technologies, Inc. ("NetView"). After the merger the stockholders of NetView owned approximately 90% of the combined entity. For financial reporting purposes this transaction was treated as an acquisition of eLinear and a recapitalization of NetView using the purchase method of accounting. For accounting purposes, the outstanding shares of eLinear immediately prior to the acquisition was accounted for as the consideration paid by NetView for the acquisition of eLinear and was valued at $450,718 using the stock price on such date. The excess purchase price over the fair value of net tangible assets was $451,920, all of which was allocated to goodwill. NetView's historical financial statements replace eLinear's in the accompanying financial statements.

     On July 31, 2003, eLinear completed the acquisition of all the issued and outstanding shares of NewBridge Technologies, Inc. (formerly MMGD, Inc.). Pursuant to the transaction, eLinear issued 850,000 shares of its common stock valued at $1,230,500, using the stock price on the date of the merger (See Note
15), and options to purchase 300,000 shares of common stock valued at $274,000 using Black-Scholes to the shareholders of NewBridge. As of the effective date NewBridge became a wholly owned subsidiary of eLinear. The acquisition was accounted for using the purchase method of accounting resulting in an excess purchase price over the fair value of net tangible assets was $1,491,102, as restated, all of which was allocated to goodwill.

     The following table summarizes the estimated fair value of the net assets acquired and liabilities assumed at the acquisition dates.

                              eLinear   NewBridge     Total
                              --------  ----------------------
     Current assets           $110,467  $  126,455  $  236,922
     Property and equipment     11,392      11,082      22,474
     Goodwill                  451,920   1,491,102   1,943,022
                              --------  ----------  ----------
       Total assets acquired   573,779   1,628,639   2,202,418
                              --------  ----------  ----------

     Current liabilities       123,061     124,139     247,200
                              --------  ----------  ----------
       Net assets acquired    $450,718  $1,504,500  $1,955,218
                              ========  ==========  ==========

     The consolidated statement of operations in the accompanying financial statements for the year ended December 31, 2003 includes the operations of eLinear from April 15, 2003 through December 31, 2003 and NewBridge from July 31, 2003 through December 31, 2003. The following are pro forma condensed statements of operations for the years ended December 31, 2003 and 2002, as though the acquisitions had occurred on January 1, 2002.

                                                Twelve Months Ended
                                                    December 31,
                                                 2003         2002
                                             ------------  -----------
     Revenue                                 $14,059,714   $8,824,164
     Net loss                                $(1,093,213)  $ (264,814)
     Net loss per share - basic and diluted  $     (0.08)  $    (0.02)

Note 4.   Property and Equipment

     Property and equipment consist of the following at December 31, 2003:

                                 Estimated Lives
                                 ---------------  ---------
     Automobile                          5 years  $ 12,806
     Computer equipment                  3 years    72,411
     Furniture and equipment             7 years    20,159
                                                  ---------
                                                   105,376
     Accumulated depreciation                      (61,714)
                                                  ---------
     Net property and equipment                   $ 43,662
                                                  =========

Note 5.   Commitments and Contingent Liabilities

     As of December 31, 2003, the Company's executive and administrative offices were located at 7240 Brittmoore, Suite 118, Houston, Texas 77041, which facilities are leased by the Company. The Company's lease on these premises covers approximately 8,100 square feet and expires on October 31, 2004. The Company is required to make monthly payments of $5,103.

     The Company has subleased its previous office space located at 8800 Jameel Road, Suite 170, Houston, Texas 77040, for $1,800 per month which substantially offsets the $1,900 per month obligation to the Company. This lease expires
October 31, 2004. Both of the Company's office leases expire on October 31, 2004 with future minimum rent totaling approximately $70,000.

Note 6.   Credit Facilities

     On March 25, 2003, NetView entered into a financing agreement with Textron Financial ("Textron") whereby Textron will finance up to $1 million of inventory purchases. Advances under the agreement are paid directly from the financing company to the supplier. The agreement calls for interest at prime rate, as quoted in the Wall Street Journal, plus six percent (6%) and is secured by essentially all the assets of the Company and NetView and the personal guarantees of two officers and their wives. The agreement requires NetView to maintain certain financial ratios. NetView was in compliance with these covenants as of December 31, 2003.

     The balance outstanding at December 31, 2003 was $775,982 and is included in trade accounts payable in the accompanying balance sheet.

Note 7.   Common Stock

     On April 15, 2003, eLinear, Inc. issued 12,961,979 shares of common stock for 100% of the outstanding common stock of NetView Technologies, Inc. ("NetView"). After the merger the stockholders of NetView owned approximately 90% of the combined entity. For financial reporting purposes this transaction was treated as an acquisition of eLinear and a recapitalization of NetView using the purchase method of accounting. eLinear retroactively applied the recapitalization in the accompanying statement of stockholders equity to reflect the common stock outstanding (See Note 3). The 1,043,761 shares of common stock retained by the eLinear shareholders is reflected as being issued in 2003.

     During 2003, certain warrant holders agreed to terminate their warrant agreements and were issued 134,750 shares of restricted common stock valued at $0.40 per share. In exchange for the issuance of these shares, the warrant holders agreed to forgo their rights to register these shares. eLinear recorded $53,900 of expense related to the terminated warrants.

     eLinear issued 573,700 shares of common stock for options exercised during 2003 resulting in proceeds totaling $745,443.

     eLinear issued 126,000 shares valued at $349,309 to third parties for consulting services during 2003. eLinear measured the transactions at the date of issuance at the quoted market price. There are no performance commitments or penalties for non-performance, therefore eLinear recorded the services at the date of issuance.

     eLinear sold 1,330,564 shares of common stock during 2003 and received proceeds totaling $838,255, net of offering costs totaling $119,621.

     eLinear issued 850,000 shares of common stock valued at $945,000 related to the acquisition of NewBridge. (See Note 3.)

Note 8.   Stock Options and Warrants

     Stock  Option  Plans

     On March 31, 2000, the directors of the Company approved the 2000 Stock Option Plan (the "2000 Plan") under which up to 1,000,000 shares of the Company's common stock may be issued. The 2000 Plan was approved by the Company's shareholders at its annual shareholder meeting. Under the 2000 Plan, incentive and nonqualified stock options may be granted to employees, directors and consultants of the Company. Awards under the 2000 Plan will be granted as determined by the Company's Board of Directors. The options that may be granted pursuant to the 2000 Plan may be either incentive stock options qualifying for beneficial tax treatment for the recipient or nonqualified stock options. The term of the options granted under the 2000 Plan will be fixed by the Company, provided the maximum option term may not exceed ten years from the grant date (incentive stock options are granted at an exercise price of not less than 100% (110% for individuals owning 10% or more of the Company's common stock at the time of grant) of the common stock's fair market value at the date of grant. Nonqualified stock options may be granted at an exercise price determined by the Company's Board of Directors. Vesting rights will be fixed by the Company's
Board of Directors provided, however, that an outside director not have the right to exercise more than 50% of the shares granted until six months after the grant date. As of December 31, 2003, incentive stock options to purchase 23,100 shares exercisable at prices ranging from $0.32 to $0.45 per share that vest immediately to over a two-year period were outstanding. As of December 31, 2003, non-qualified stock options to purchase 93,750 shares exercisable at prices ranging from $1.30 to $39.38 per share that vest immediately to over a four-year period were outstanding. Of these amounts, 90,600 options were vested as of December 31, 2003.

     During March 2003, the Company issued 25,000 non-qualified stock options at an exercise price of $0.45 per share to Mr. Jon Ludwig, its former chief executive officer, as payment for certain travel related and other reimbursable expenses.

     On April 15, 2003, the Company issued a total of 200,000 stock options at an exercise price of $0.50 per share immediately exercisable to two directors of the Company, one of which is no longer with the Company.

     On April 16, 2003, the Board of Directors adopted the 2003 Stock Option Plan (the "2003 Plan"), which allows for the issuance of up to 2,000,000 stock options to directors, executive officers, employees and consultants of the Company. The 2003 Plan was approved by the Company's shareholders at its annual shareholder meeting. Under the 2003 Plan, incentive and nonqualified stock options may be granted to employees, directors and consultants of the Company. Awards under the 2003 Plan will be granted as determined by the Company's Board of Directors. The options that may be granted pursuant to the 2003 Plan may be either incentive stock option qualifying for beneficial tax treatment for the recipient or nonqualified stock options. The term of the options granted under the 2003 Plan will be fixed by the Company, provided the maximum option term may not exceed ten years from the grant date (incentive stock options are granted at an exercise price of not less than 100% (110% for individuals owning 10% or more of the Company's common stock at the time of grant) of the common stock's fair market value at the date of grant. Nonqualified stock options may be granted at an exercise price determined by the Company's Board of Directors. Vesting rights will be fixed by the Company's Board of Directors. As of December 31, 2003, incentive stock options to purchase 95,000 shares exercisable at prices ranging from $0.67 to $1.60 per share that vest immediately to over a two-year period were outstanding. As of December 31, 2003, non-qualified stock options to purchase 630,000 shares exercisable at $0.50 per share that vest immediately to over a three-year period were outstanding. Of these amounts, 413,333 options were vested as of December 31, 2003.

     Stock option activity during the periods indicated is as follows:

                                                    Weighted
                                     Number of       Average
                                       Shares    Exercise Price
                                     ---------------------------
     Outstanding, January 1, 2002    1,474,083   $          5.11
         Granted                       191,000              2.28
         Exercised                     (29,500)             1.57
         Forfeited                    (448,500)             3.58
         Expired                            --                --
                                     ---------------------------
     Outstanding, December 31, 2002  1,187,083              5.44
                                     ---------------------------
         Granted                     1,376,800              0.73
         Exercised                    (573,700)             1.31
         Forfeited                          --                --
         Expired                            --                --
                                     ---------------------------
     Outstanding, December 31, 2003  1,990,183   $          3.38
                                     ===========================
     Exercisable, December 31, 2003  1,652,266   $          3.91
                                     ===========================

     At December 31, 2003, the range of exercise prices and weighted average remaining contractual life of outstanding options was $0.32 to $39.38 and 7.8 years, respectively. The weighted average grant date fair value of the options issued in 2003 and 2002 amounted to $1.72 and $2.28, respectively.

     Common Stock Warrants

     Effective April 15, 2003, certain warrant holders agreed to terminate outstanding warrant agreements and were issued 134,750 shares of common stock valued at $0.40 per share. In exchange for the issuance of these shares, the warrant holders agreed to forgo their rights to register these shares.

     In connection with a private placement completed during December 2003, the Company issued warrants to purchase 26,611 shares of common stock with an exercise price of $0.70 per share.

Note 9.   Related Party Transactions

     Notes payable and accrued liabilities due to officers of the Company at December 31, 2003, consist of the following:

          Note payable to an officer with interest at 7% per annum and principal and interest due July 1, 2004, without collateral. $ 81,303

          Note payable to an officer with interest at 7% per annum and
          principal and interest due July 1, 2004, without collateral.   134,400

          Accrued liabilities due to officers                             36,336
                                                                        --------
              Total                                                     $252,039
                                                                        ========

     Accrued liabilities includes $31,336 of accrued interest related to the notes payable to officers and $5,000 in advances from an officer. During
January  2004,  the  Company  repaid  the  aforementioned  notes  payable.

     See Note 8 for stock options issued to the Company's former chief executive officer.

     Mr. Ivins, a director of the Company, has an agreement with the Company whereby he earns $2,850 per month for services provided as a director and as a member of certain committees of the Board of Directors of the Company. Mr. Ivins is also paid $200 for each meeting of the Board of Directors that he attends in person. In addition to the foregoing, Mr. Ivins was granted 100,000 non-qualified stock options at an exercise price of $0.50 per share expiring March 31, 2008, and the extension of expiration dates of previously issued options to March 31, 2008 and December 29, 2010. During the twelve months ended December 31, 2003, Mr. Ivins earned approximately $20,115 pursuant to this agreement. The original termination date of this agreement was January 15, 2004, but was extended by the Board of Directors to July 15, 2004.

Note 10.  Industry Segments

     The Company has adopted the provisions of Statements of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). At December 31, 2003, the Company's three business units, NetView, NewBridge and eLinear, have separate management teams and infrastructures that offer different products and services;.

                           FOR THE YEAR ENDED DECEMBER 31, 2003
                                        (RESTATED)
     Dollars ($)            Consulting    Network    Communicat  Consolidated
                             Services   and Storage     ions
                                         Solutions   Deployment
                            -------------------------------------------------
     Revenue                   608,370   12,686,133     206,637    13,501,140
     Segment loss              717,565      216,303      88,293     1,022,161
     Total assets            1,071,083    1,695,284   1,663,329     4,429,696
     Capital expenditures           --        9,886          --         9,886
     Depreciation                2,686       15,568       2,036        20,290

                           FOR THE YEAR ENDED DECEMBER 31, 2002
     Dollars ($)            Consulting    Network    Communicat  Consolidated
                             Services   and Storage     ions
                                         Solutions   Deployment
                            -------------------------------------------------
     Revenue                        --    7,437,184          --     7,437,184
     Segment profit                 --      199,394          --       199,394
     Total assets                   --    1,737,878          --     1,737,878
     Capital expenditures           --       40,735          --        40,735
     Depreciation                   --        9,143          --         9,143

     The accounting policies of the reportable segments are the same. The Company evaluates the performance of its operating segments based on income before net interest expense, income taxes, depreciation expense, accounting changes and non-recurring items.

Note 11.  Income Taxes

     eLinear has incurred net losses since the merger with NetView (See Note 3.) and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The valuation allowance increased by approximately $170,000. The cumulative operating loss carry-forward is approximately $500,000 at December 31, 2003, and will expire in 2023.

     Deferred income taxes consist of the following at December 31, 2003:

                                                        December 31,
                                                    --------------------
                                                       2003       2002
                                                    --------------------
     Deferred tax assets                            $ 170,000   $     --
     Valuation allowance                             (170,000)        --
                                                    --------------------
                                                    $      --   $     --
                                                    ====================

     NetView was an S-Corporation in 2002 and upon the completion of the merger with eLinear (See Note 3.), NetView terminated its S-Corporation status for income tax purposes. The pro forma income tax expense shown in the accompanying financial statements indicates the results as if the Company applied the current policy for income taxes.

Note 12.  Litigation

     eLinear is subject to legal proceedings and claims which have arisen in the ordinary course of its business. Management has determined these actions will not have a material effect on results of operations or the financial condition of the Company.

Note 13.  Significant Concentration

     Four customers accounted for approximately 21%, 14%, 10% and 10% of sales for the year ended December 31, 2003. No other customers represented more than 10% of sales of the Company for the year ended December 31, 2003. The Company had two customers, each which had in excess of 10% of the Company's accounts receivable balance at December 31, 2003. These two customers had 30% and 15%, respectively, of the Company's accounts receivable balance.

Note 14.  Subsequent Events

Securities Purchase Agreements - Funding

     The Company entered into a Securities Purchase Agreement dated February 4, 2004 with several accredited investors pursuant to which eLinear agreed to sell, and the investors agreed to purchase, an aggregate of 1,230,000 shares of the Company's common stock at a price of $2.00 per share, together with five-year warrants to purchase an aggregate of 615,000 shares of common stock at an exercise price of $3.00 per share (the "Class A Warrants"), and warrants to purchase 615,000 shares of common stock at an exercise price of $2.50 per share expiring on the earlier of two years from the closing date or one year from the date a registration statement registering the resale of the shares underlying the warrants and the shares becomes effective the "Class B Warrants" for an aggregate purchase price of $2,460,000, in a private placement transaction.

     All of the warrants are exercisable immediately. Subject to certain exceptions, in the event that on or before the date on which the warrants are exercised, the Company issues or sells, or is deemed to have issued or sold in accordance with the terms of the warrants, any shares of common stock for consideration per share less than the exercise price of the warrants as then in effect, then the exercise price of the warrants will be adjusted in accordance with a weighted average formula contained in the warrants.

     The Company entered into a Securities Purchase Agreement dated January 12, 2004 with several accredited investors pursuant to which eLinear agreed to sell, and the investors agreed to purchase, an aggregate of 1,964,225 shares of the Company's common stock at a price of $1.29 per share, together with five-year warrants to purchase an aggregate of 1,178,535 shares of common stock at an exercise price of $1.89 per share (the "Class A Warrants"), and warrants to purchase 1,090,145 shares of common stock at an exercise price of $1.55 per share expiring on the earlier of fourteen months from the closing date or eight months from the date a registration statement registering the resale of the shares underlying the warrants and the shares becomes effective the "Class B Warrants" for an aggregate purchase price of $2,533,850, in a private placement transaction.

     All of the warrants are exercisable immediately. Subject to certain exceptions, in the event that on or before the date on which the warrants are exercised, the Company issues or sells, or is deemed to have issued or sold in accordance with the terms of the warrants, any shares of common stock for consideration per share less than the exercise price of the warrants as then in effect, then the exercise price of the warrants will be adjusted to equal the consideration per share of common stock issued or sold or deemed to have been issued and sold in such dilutive issuance, provided that if such exercise price is adjusted to a $1.00 per share of common stock, any additional issuances shall only further reduce the exercise price of the warrants in accordance with a weighted average formula contained in the warrants.

     The Company has agreed to file a registration statement with the Securities and Exchange Commission within 45 days after the closing of the initial funding in order to register the resale of the shares and the shares of common stock issuable upon exercise of the warrants. If the Company fails to meet this deadline, if the registration statement is not declared effective prior to the 120th day after the respective closing dates, if the Company fails to respond to comments made by the SEC within 10 days, if the registration statement ceases to remain effective, or certain other events occur, the Company has agreed to pay the investors 1.5% of the aggregate purchase price for the first month of such event, and if such event continues to occur, 2.0% of the purchase price per month thereafter. As of September 17, 2004, the effective date of the registration statement, the Company had incurred $370,931 in penalties associated with these fundings.

     In February 2004, eLinear obtained a revolving credit facility with Laurus Master Fund, Ltd. Under the terms of the agreement, eLinear can borrow up to $5,000,000 at an annual interest rate of prime plus .75% (with a minimum rate of 4.75%) based on its eligible accounts receivable balances. eLinear is permitted to go over its borrowing limit, which is referred to as getting an overadvance, if it gets the approval of Laurus. These overadvances typically accrue interest at a rate of 1.5% per month, but until August 2004, no interest is required on overadvances. This credit facility is secured by all of its assets. At the option of the holder the outstanding balance on the note payable can be converted into shares of eLinear common stock at a price of $2.91 per share. In connection with execution of this credit facility, eLinear issued Laurus a seven-year warrant to purchase 290,000 shares of its common stock at exercises prices ranging from $3.05 to $3.32 per share. eLinear can prepay amounts owed under this credit facility with cash at 115% of the principal amount.

     eLinear received $3,000,000 from the revolving credit facility in February 2004 and paid $221,000 in financing costs which will be recorded as deferred financing costs and amortized as interest expense over the term of the agreement.

     As part of the above credit facility, the Company agreed to file a registration statement with the SEC in order to register the resale of any shares issuable upon conversion of up to $2 million of the credit facility and upon the exercise of the warrants within 15 days of the Company's current SB-2 becoming effective or 150 days from February 23, 2004, whichever is earlier. If the Company does not file the SB-2 within the required timeframe it will be required to pay a 1.5% fee every thirty days. The Company is not obligated at any time to repurchase any portion of the Laurus conversion shares nor the shares underlying the warrants. Laurus is limited to owning or beneficially owning a maximum of 4.99% of the Company's outstanding shares of common stock. As of October 2004, the Company had incurred $102,597 in penalties associated with this credit facility.

Impairment

     In March 2004, the Company recorded impairment expense totaling $451,920 related to 100% of the goodwill related to the 2003 eLinear acquisition. In March 2004, the consulting services reporting unit lost its largest consulting contract and the other operations that had been acquired in the eLinear purchase had declined due to the loss of key employees after the acquisition. During the three months ended June 30, 2004, the Company recognized only $220 of revenue from the consulting services reporting segment. Based on projected estimated future cash flows from the reporting unit purchased in 2003, management determined a full impairment charge was required.

Notes Payable, Shareholders

     During January 2004, the Company repaid $215,703 principal amount of two promissory notes due to two officers of the Company.

                                  EXHIBIT 23.1

                          Independent Auditor's Consent


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, file numbers 333-66340 and 333-111920 of our report dated March 31, 2003, relating to the financial statements of NetView Technologies, Inc. appearing in the Form 10-KSB for the year ended December 31, 2002.

                                      /s/Gerald R. Hendricks & Company, P.C.
Westminster, Colorado
November 5, 2004

                                  EXHIBIT 23.2

                          Independent Auditor's Consent


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, file numbers 333-66340 and 333-111920 of our report dated October 28, 2004, relating to the financial statements of eLinear, Inc. appearing in the Form 10-KSB/A for the year ended December 31, 2003.

Lopez, Blevins, Bork and Associates, LLP
Houston, Texas
November 5, 2004

                                  EXHIBIT 31.1

Certification

I, Kevan Casey, certify that:

1. I have reviewed this annual report on Form 10-KSB/A (Fourth Amendment) of eLinear, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a. Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b. Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c. Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation;

d. Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

a. All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b. Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: November 5, 2004

/s/ Kevan Casey
----------------------
Kevan Casey, Chief Executive Officer and
Principal Financial and Accounting Officer

                                  EXHIBIT 32.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the annual report of eLinear, Inc. (the "Company") on Form 10-KSB/A (Fourth Amendment) for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kevan Casey, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/  Kevan Casey
----------------
Kevan Casey,
Chief Executive Officer and
Principal Financial and Accounting Officer
November 5, 2004


     A signed original of this written statement required by Section 906 has been provided to eLinear, Inc. and will be retained by eLinear, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

                                  SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934


Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[_] Preliminary Information Statement

[_] Confidential, for use of the Commission (only as permitted by Rule 14c-5(d)(2))

[X] Definitive Information Statement


                                  eLinear, Inc.
                                  -------------
                (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:

[ ] Fee paid previously with Preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.
     3)   Filing Party:
     4)   Date Filed:

                              INFORMATION STATEMENT
                              RELATING TO NOTICE OF
                   WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF
                        A SPECIAL MEETING OF STOCKHOLDERS

                                _________________

                                  ELINEAR, INC.
                2901 WEST SAM HOUSTON PARKWAY NORTH, SUITE E-300
                              HOUSTON, TEXAS 77043

                                _________________

                                October 20, 2004
                                _________________


To Our Stockholders:

     The purpose of this Notice is to inform you that the stockholders owning 12,661,979 shares, or 61% of the outstanding shares of the common stock, par value $0.02 ("Common Stock") of eLinear, Inc. ("eLinear") have taken the following action by written consent:

     1.   Election  of  Directors.  To  elect  five  directors to the Board of
          ------------------------
          Directors.

     2.   Approval  of  2004  Stock  Option  Plan.  To  approve our 2004 Stock
          ----------------------------------------
          Option Plan.

     3.   Ratification  of  Auditors.  To  ratify  the  selection  of  Lopez,
          ---------------------------
          Blevins, Bork and Associates LLP as our independent accountants for the fiscal year ending December 31, 2004.

     The record date for the determination of shareholders entitled to vote on the preceding amendments was October 14, 2004.

     Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. We anticipate that the actions contemplated herein will be effected on or about the close of business on November 10, 2004.

     We have asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons.

      WE ARE NOT ASKING FOR YOUR PROXY. Because the written consent of stockholders satisfies any applicable stockholder voting requirement of the Delaware law, our Articles of Incorporation and Bylaws, we are not asking for a proxy and you are not requested to send one.

     The accompanying Information Statement is for information purposes only. Please read the accompanying Information Statement carefully.

                                   By Order of the Board of Directors,
                                   //s//    Tommy Allen

                                   Tommy Allen, Secretary

     PLEASE NOTE THAT YOU ARE NOT BEING ASKED TO SEND A PROXY, AND YOU ARE REQUESTED NOT TO SEND ONE.

                   INFORMATION STATEMENT AND NOTICE OF ACTIONS
                            TAKEN BY WRITTEN CONSENT
                               OF THE STOCKHOLDERS

                                _________________

                                October 20, 2004
                                _________________

                                  INTRODUCTION

     This Information Statement is being mailed on or about October 20, 2004 to all stockholders of record of eLinear, Inc., a Delaware corporation ("eLinear" or the "Company"). It is being furnished in connection with the following actions, which were approved by the unanimous consent of our board of directors' and the written consent of shareholders owning in excess of 60% of the outstanding shares of Company common stock ("Common Stock"):

     1.   Election  of  Directors.  To  elect  five  directors to the Board of
          ------------------------
          Directors.

     2.   Approval  of  2004  Stock  Option  Plan.  To  approve our 2004 Stock
          ----------------------------------------
          Option Plan.

     3.   Ratification  of  Auditors.  To  ratify  the  selection  of  Lopez,
          ---------------------------
          Blevins, Bork and Associates LLP as our independent accountants for the fiscal year ending December 31, 2004.

     The board of directors approved these actions and recommended to the shareholders that they approve the actions. The shareholders approved these actions pursuant to a written consent to action dated October 14, 2004.

     The record date established by the board of directors for purposes of determining the number of outstanding shares of voting capital stock was October 14, 2004 (the "Record Date"). As of the Record Date, there were 20,788,267 shares of Common Stock issued and outstanding. The Common Stock constitutes the only outstanding class of voting securities. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

     Under Delaware law, our articles of incorporation and our bylaws, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of shareholders having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to Delaware law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to approve the above listed items.

     In order to eliminate the costs and management time involved in holding a special meeting, the board of directors voted to utilize the written consent of our shareholders.

     Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the amendments may not be effected until at least twenty (20) calendar days after this Information Statement is sent or given to our stockholders. This Information Statement has first been sent to the shareholders on or about October 20, 2004.

      A copy of the 2004 Stock Option Plan is attached to this document as Exhibit A.

               SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT

     The following table sets forth the Common Stock ownership information as of October 14, 2004, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of our Common Stock, (ii) each of our directors, (iii) each named executive officer and (iv) all directors and executive officers of the Company as a group. This information as to beneficial ownership was furnished to eLinear by or on behalf of each person named.

     To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the business address of the individuals listed is 2901 West Sam Houston Parkway North, Suite E-300, Houston, Texas 77043.

NAME AND ADDRESS OF                          NUMBER OF SHARES       PERCENTAGE OF
BENEFICIAL OWNER                            BENEFICIALLY OWNED   OUTSTANDING SHARES
------------------------------------------------------------------------------------

Kevan M. Casey, CEO and Chairman of               6,430,989 (1)                30.8
  the Board
Tommy Allen, Secretary and Vice                   6,430,990 (2)                30.8
  Chairman of the Board
J. Leonard Ivins, Director                          490,822 (3)                 2.3%
Carl A. Chase, Director                             128,891 (4)         Less than 1%
Ryan Cravey, Director (5)                                --                      --
All Executive Officers and Directors as a
  group (7 persons)                              13,481,692 (6)                63.1%


     ______________________
(1) Includes options to purchase 100,000 shares of common stock at an exercise price of $0.50 per share expiring April 16, 2007. Includes 6,210,370 shares held by Mr. Casey's wife.
(2) Includes options to purchase 100,000 shares of common stock at an exercise price of $0.50 per share expiring April 16, 2007. Includes 6,210,371 shares held by Mr. Allen's wife.
(3) Includes options to purchase 490,000 shares of common stock at exercise prices ranging from $0.50 to $3.00 per share expiring from March 31, 2008 to December 29, 2010. Mr. Ivins' business address is 2036 Brentwood Drive, Houston, Texas 77019.
(4) Includes options to purchase 128,891 shares of common stock at an exercise price of $0.50 per share expiring April 16, 2007. Mr. Chase's business address is 1117 Herkimer Street, Houston, Texas 77008.
(5) Mr. Cravey's business address is 9542 Bending Willow Lane, Houston, Texas 77064.
(6)  Includes options to purchase 818,891 shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own beneficially more than ten percent of our common stock, to file reports of ownership and changes of ownership with the SEC. Based solely on the reports received by the Company and on written representations from certain reporting persons, we believe that the directors, executive officers and greater than ten percent beneficial owners have complied with all applicable filing requirements, except for Mr. Ivins, who did not timely file two Form 4's reporting two transactions, which Form 4's were filed in April 2003.

                              ELECTION OF DIRECTORS
                               (RESOLUTION NO. 1)

     Five directors have been elected (constituting the entire Board of Directors). In accordance with our bylaws, the elected directors will serve until their successors are duly elected and qualified.

BOARD DIRECTORS
---------------

     NAME              AGE  POSITION
     ----              ---  --------

     Kevan M. Casey     32  Chief Executive Officer and Director
     Tommy Allen        40  Secretary and Director
     J. Leonard Ivins   68  Director
     Carl A. Chase      55  Director
     Ryan Cravey        32  Director

     Kevan M. Casey has served as our president since April 16, 2003, and as a director since May 2003. He and Mr. Allen founded NetView Technologies, Inc. in December 2001 and Mr. Casey served as its president from its inception. In 1998, Mr. Casey founded United Computing Group and United Consulting Group, a value-added retailer and an information technology consulting firm, where he served as president and chief executive officer. In December 1999, United Computing Group and United Consulting Group were acquired by ClearWorks.net, Inc., and Mr. Casey continued as president until December 2001. Mr. Casey is a director of Unicorp, Inc.

     Tommy Allen served as our senior vice president and as a director of the company since April 16, 2003, and became our president in June 2003. Mr. Allen and Mr. Casey founded NetView Technologies, Inc. in December 2001 and Mr. Allen served as its secretary and treasurer from its inception. From July 1999 to December 2001, Mr. Allen served as vice president for United Computing Group and United Consulting Group, a value-added reseller and an information technology consulting firm. In December 1999, United Computing Group and United Consulting Group were acquired by ClearWorks.net, Inc., and Mr. Allen continued as vice president until December 2001.

     J. Leonard Ivins has served as our director since November 2000. Mr. Ivins also serves as chairman of our compensation committee and as a member of our audit committee. Since 1995, he has been a private investor. Previously, Mr. Ivins was a founder and co-owner of a privately held company that was an FDIC and RTC contractor. From 1979 to 1981, Mr. Ivins was a turnaround and workout consultant to small, publicly held oil and gas companies. From 1970 to 1975, Mr. Ivins was president of The Woodlands Development Corporation and a director of Mitchell Energy and Development Corp.

     Carl A. Chase has served as our director since April 16, 2003. Mr. Chase also serves as chairman of our audit committee and as a member of our compensation committee. Since April 2001, Mr. Chase has served as senior vice president - budgets & controls for Rockport Healthcare Group, Inc., a preferred provider organization for work-related injuries and illnesses. Prior to joining Rockport, Mr. Chase was an independent consultant to Rockport from June 2000. From August 1999 to May 2000, Mr. Chase was chief financial officer of ClearWorks.net, Inc. Mr. Chase also served as chief financial officer of Bannon Energy Incorporated, an independent oil and gas company, from December 1992 to August 1999. Mr. Chase is a director of Unicorp, Inc.

     Ryan Cravey has served as our director since March 5, 2004. Mr. Cravey also serves as a member of our audit committee. Since April 1, 2002, Mr. Cravey has been the owner of IQUEST Networking Solutions, a privately held IT consulting company for the small to medium business market in Houston, Texas. Prior to forming IQUEST, Mr. Cravey was operations manager for United Computing Group, a value-added reseller of computer hardware and software, from October 1998 to March 31 2002, where he managed sales accounts and the purchasing, receiving and shipping of over $24 million in product.

BOARD COMPOSITION

     Our board of directors currently consists of five members. The Board held 18 meetings during 2003 and 9 meetings during the current fiscal year and each Board member attended at least 75% or more of the Board meetings held. The Board of Directors has established an audit and compensation committee, but has not established a nominating committee, as such function is provided by the Board. Due to the small size of the Board, the members of the Board believe they can efficiently handle the responsibilities normally delegated to a nominating committee. The Board has not adopted a charter or any policy or procedure to govern the nominee election process, doesn't have a policy with regard to the consideration of any director candidate by security holders (but would consider any candidate so recommended), nor does it have any arrangement with any third party with respect to evaluating or assisting in identifying potential nominees. The Board of Directors intends to establish a nominating committee in the near future and to adopt a charter addressing these concerns and other applicable governance policies and procedures.

DIRECTOR INDEPENDENCE

     The Board of Directors has determined that each of Messrs. Chase and Cravey are independent directors as defined in the listing standards of the American Stock Exchange and that Mr. Ivins will be deemed independent at the end of this current fiscal year. As part of its analysis, the Board of Directors determined that none of Messrs. Chase or Cravey has a direct or indirect material relationship with the Company that would interfere with the exercise of independent judgment.

BOARD COMMITTEES

     The composition and responsibilities of the audit and compensation committee are described below.

     AUDIT COMMITTEE

     Our audit committee, pursuant to its charter, oversees our corporate accounting and financial reporting process. Among other duties, it:

     - evaluates our independent auditors' qualifications, independence and performance;
     -    determines  the  engagement  of  the  independent  auditors;
     - approves the retention of our independent auditors to perform any proposed permissible non-audit services;
     -    reviews  our  financial  statements;
     -    reviews  our  critical  accounting  policies  and  estimates;
     -    oversees  our  internal  audit  function;  and
     - discusses with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements.

     The current members of our audit committee are Messrs. Chase, who is the committee chair, and Ivins and Cravey. Mr. Chase is our audit committee financial expert and is independent under the listing standards of the American Stock Exchange. During 2003 and the current fiscal year, the audit committee had 4 and 2 meetings, respectively, and the members attended all meetings.

     The Board has adopted a written charter for the Audit Committee, which is available on the Company's web site and was filed as an exhibit to the Company's Information Statement filed with the SEC in 2003.

     COMPENSATION COMMITTEE

     The duties of our compensation committee include:

     - reviewing and recommending policy relating to compensation and benefits of our officers and employees;

     - reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and other senior officers;
     - evaluating the performance of these officers in light of those goals and objectives; and
     -    setting compensation of these officers based on such evaluations.

     The compensation committee attempts to structure executive compensation to align management with shareholder interests. The key components of compensation involve base salary, bonus and stock options, with an emphasis on long-term, at risk compensation. In reviewing the amount of compensation paid to executive officers, the compensation committee reviews peer companies, including CompuCom and Pomeroy Computer, as an established medium for determining market compensation. The committee reviews this peer group in determining base salary, bonuses and total cash compensation for all of its executive officers. During the 2003 fiscal year, we did not consider specific goals and objectives to determine the compensation for our chief executive officer. The compensation committee has established specific goals and objectives in determining the compensation of our chief executive officer for fiscal 2004. These goals and objectives contemplate that the base salary will remain the same in fiscal 2004, but a bonus up to 125% of our chief executive officer's base salary will be paid relating to the amount of funding we obtain during the fiscal year and the number of mergers and acquisitions we successfully complete and close during the fiscal year. During January 2005, the compensation committee will meet and review the goals and objectives established for our chief executive officer and determine if the contemplated goals and objectives were met and the amount of additional compensation to be awarded to our chief executive officer.

     The compensation committee also administers the issuance of stock options and other awards under our stock incentive plans. The current members of our compensation committee are Messrs. Ivins, who is the committee chair, and Mr. Chase. During 2003 and the current fiscal year, the Compensation Committee had 4 and 2 meetings, respectively, and both members attended each meeting.

     The Board has adopted a written charter for the Compensation Committee, which is available on the Company's web site.

DIRECTOR COMPENSATION

     Directors who are also employees do not receive any compensation for serving as directors. All directors are reimbursed for ordinary and necessary expenses incurred in attending any meeting of the board of directors or any board committee or otherwise incurred in their capacities as directors.

     Mr. Ivins receives $4,500 per quarter for his services as chairman of our compensation committee, and $1,500 per quarter for services as a member of our audit committee. Mr. Ivins also receives the reimbursement of expenses for his services as a director, and $200 per board meeting attended. Mr. Chase receives $4,500 per quarter for his services as chairman of our audit committee, and $1,500 per quarter for services as a member of our compensation committee. Mr. Cravey receives $1,500 per quarter for his services as a member of our audit committee and $200 per board meeting attended. Upon joining our board in April 2003, Mr. Chase received an option to purchase 250,000 shares of our stock at an exercise price of $.50 per share expiring in April 2007. In April 2003, in connection with his board services, Mr. Ivins received an option to purchase 100,000 shares of our stock at an exercise price of $.50 per share expiring in March 2008. Upon joining our board in March 2004, Mr. Cravey received an option to purchase 50,000 shares of our common stock at an exercise price of $2.75 per share expiring March 2008.

COMMUNICATIONS WITH THE BOARD

     The Board has adopted the following policy for the shareholders who wish to communicate any concern directly with the Board. Shareholders may mail or deliver their communication to the Company's principal executive offices, addressed as follows:

                    Addressee (*)
                    c/o Secretary
                    eLinear, Inc.
                    2901 West Sam Houston Parkway North
                    Suite E-300
                    Houston, Texas 77043

* Addressees: Board of Directors; Audit Committee of the Board of Directors; Compensation Committee of the Board of Directors; name of the individual director.

                     APPROVAL OF THE 2004 STOCK OPTION PLAN
                               (RESOLUTION NO. 2)

     Our Board of Directors approved and adopted the 2004 Stock Option Plan (the "Plan"), which allows for the issuance of up to 2,000,000 stock options to directors, executive officers, employees and consultants of the Company who are contributing to our success. The Plan was approved by shareholders on October 14, 2004. As of October 14, 2004, there were no incentive stock options nor nonqualified stock options granted pursuant to the Plan.

     The purposes of the Plan are to advance the best interest of our shareholders and to attract, retain and motivate key employees and persons affiliated with us, and provide such persons with additional incentive to further the business, promote the long-term financial success and increase shareholder value by increasing their proprietary interest in our success. The Board of Directors believes the Plan will fulfill these purposes and that the availability of equity incentives under the Plan will be a significant factor in our ability to attract and retain key management personnel who share primary responsibility for our management and growth.

     The following is a summary of the principal features of the Plan, and does not purport to be a complete description of the Plan. A complete copy of the Plan is attached as Exhibit A.

     Eligibility. The Plan is open to key employees, officers, directors and consultants of the company and its affiliates. As of October 14, 2004, approximately 77 employees were eligible for participation in the Plan.

     Changes in the Company's Capital Structure. The Plan will not affect our right to authorize adjustments, recapitalizations, reorganizations or other changes in our capital structure. In the event of an adjustment, recapitalization or reorganization, the award shall be adjusted accordingly. In the event of a merger, consolidation or liquidation, the eligible person will be eligible to receive a like number of shares of stock in the new entity that he or she would have been entitled to if, immediately prior to the merger, he or she had exercised his or her option. In the event of a merger, consolidation or liquidation, all outstanding options may be canceled by the Board of Directors upon written notice to the eligible person and by granting a period in which the options may be exercised.

     Options and Option price. We may grant incentive or nonqualified stock options. The exercise price of incentive options shall not be less than the fair market value on the date of grant. The exercise price for incentive options for 10% or more shareholders shall be not less than 110% of fair market value. The exercise price of nonqualified options shall be determined by the Board.

     Duration. No option may be exercisable after the period of ten years. In the case of a 10% or more shareholder, no incentive option may be exercisable after the expiration of five years.

     Amount exercisable. In the event an eligible person exercises incentive options during the calendar year whose aggregate fair market value exceeds $100,000, the exercise of options over $100,000 will be considered nonqualified stock options.

     Exercise of Options. Options may be exercised by written notice to the Compensation Committee with: (a) cash, certified check, bank draft, or postal or express money order payable to the order of the company for an amount equal to the option price of the shares; or, if approved in advance by the Compensation Committee (b) stock at its fair market value on the date of exercise; (c) an election to make a cashless exercise through a registered broker-dealer; (d) an election to have shares of stock, which otherwise would be issued on exercise, withheld in payment of the exercise price; or (e) any other form of payment which is acceptable to the Compensation Committee.

     Stock appreciation rights or SARs. SARs may be included in each option granted under the Plan. A SAR permits the recipient to surrender that option, or a portion of the part which is exercisable, and receive in exchange an amount equal to the excess of the fair market value of the stock covered by the option, over the exercise price of the stock.

     Termination of Options or SARs. Unless expressly provided in the option or SAR agreement, options or SARs shall terminate three months after an employee's severance of employment with the company other than by death or disability. Unless the option or SAR expires sooner, the option or SAR will expire one year after the death or disability of the eligible person.

     Restricted Stock Awards. The Board may issue shares of stock to an eligible person subject to the terms of a restricted stock agreement. The restricted stock may be issued for no payment by the eligible person or for payment below the fair market value on the date of grant. Restricted stock shall be subject to restrictions as to sale, transfer, alienation, pledge, or other encumbrance and generally will be subject to vesting over a period of time specified in the restricted stock agreement. The Board shall determine the period of vesting, the number of shares, the price, if any, of stock included in a restricted stock award, and the other terms and provisions which are included in a restricted stock agreement.

     Amendment or Termination of the Plan. The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that no amendment that would increase the number of shares of stock that may be issued under the Plan, or withdraw the administration of the Plan from the Board or Compensation Committee, shall be made without the approval of our shareholders. Subject to the preceding sentence, the Board shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding incentive option as in the opinion of counsel for the company may be necessary or appropriate from time to time to enable any incentive option granted under this Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.

     Federal Tax Consequences. The following is a brief summary of the tax consequences of the grant and exercise of stock options under the federal income tax laws. This summary does not, among other things, purport to describe state or local tax consequences or to describe all federal income tax consequences.

     Incentive Stock Options and Nonqualified Options. Recipients of incentive options generally are not subject to income tax at the time the option is granted or exercised. However, upon the exercise of any incentive option, any excess of the fair market value of shares received over the exercise price may be subject to the alternative minimum tax. Upon disposition of any shares obtained through the exercise of an incentive option, long-term capital gain or loss will be recognized in an amount equal to the difference between the sales price and the aggregate exercise price, provided that the participant has held the shares for at least one year from the date the incentive option was exercised and at least two years from the date the incentive option was granted. If the participant disposes of the shares within that time period (a "Disqualifying Disposition"), the participant will recognize ordinary income to the extent of the difference between the exercise price and the lesser of the fair market value on the date the incentive option is exercised or the amount realized on the Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on the period the shares were held by the participant. We are not entitled to any tax deduction upon either the exercise of any incentive option or upon any subsequent disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income pursuant to a Disqualifying Disposition.

     A participant receiving nonqualified options does not generally recognize income at the time the option is granted. However, when the option is exercised, the participant will recognize ordinary income equal to the difference between the fair market value of the shares on the exercise date and the exercise price. We receive a tax deduction equal to the amount of ordinary income recognized by the participant. The participant's basis in the shares is equal to the exercise price plus any recognized ordinary income.

NEW PLAN BENEFITS

     Grants and awards under the Plan, which may be made to Company executive officers, directors and other employees, are not presently determinable. Such grants and awards will be made at the discretion of the compensation committee or the board of directors in accordance with the compensation policies of the compensation committee.

     On October 11, 2004, the last sales price of our common stock as reported by the American Stock Exchange was $1.04.

EQUITY COMPENSATION PLAN INFORMATION

     The following table gives information about the Company's common stock that may be issued upon the exercise of options under its 2000 Stock Option Plan and 2003 Stock Option Plan as of December 31, 2003, which has been approved by the Company's shareholders, and under compensation arrangements that were not approved by the Company's shareholders.

                                                                           Number of Securities
                                                                         Remaining Available for
                         Number of Securities                             Future Issuance Under
                          To be Issued Upon         Weighted Average       Equity Compensation
                       Exercise of Outstanding     Exercise Price of         Plans (Excluding
                        Options, Warrants and     Outstanding Options,          Securities
                                Rights            Warrants and Rights     Reflected in Column A)
Plan Category                    (A)                      (B)                      (C)
-------------                    ---                      ---                      ---
Equity Compensation
Plans Approved by
Security Holders                       841,850   $                 0.90                 1,694,950
Equity Compensation
Plans Not Approved by
Security Holders                  1,148,333 (1)  $                 5.20                       N/A
                       --------------------------------------------------------------------------
    Total                            1,990,183   $                 3.38                 1,694,950
                       ==========================================================================

(1)  Includes  options  to  purchase 93,333 shares of common stock at $39.38 per share, 75,000 shares of common stock at $3.00 per share, 375,000 shares of common stock at $2.90 per share, 405,000 shares of common stock at $2.18 per share and 200,000 shares of common stock at $0.50 per share.  These  options  have  expiration  dates  from  2005  through  2013.

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                               (RESOLUTION NO. 3)

     On October 12, 2004, the audit committee recommended, and the Board of Directors approved, the termination of Malone & Bailey PLLC and the retention of the services of Lopez, Blevins, Bork & Associates, LLP ("LBB") as independent public accountants to audit our consolidated financial statements for the year ended December 31, 2004. On October 14, 2004, the majority shareholders voted to ratify the appointment of LBB as independent auditors for the Company for the fiscal year ending December 31, 2004. The engagement of LBB for audit services has been approved by the Board of Directors.

Audit Fees

     The aggregate fees billed by Malone & Bailey PLLC for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2003, and for the reviews of the financial statements included in our quarterly reports on Form 10-QSB for that fiscal year were, $32,400. The fees billed by Malone & Bailey for professional services rendered for the audit of NewBridge Technologies, Inc. annual financial statements for the fiscal year ended December 31, 2002, were $6,000.

     The aggregate fees billed by Gerald R. Hendricks & Company, P.C. ("Hendricks") for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2002, and for the reviews of the financial statements included in our quarterly reports on Form 10-QSB for that fiscal year were $18,818. The fees billed by Hendricks for professional services rendered for the audit of NetView Technologies, Inc. annual financial statements for the fiscal year ended December 31, 2002, were $17,123.

Financial Information Systems Design and Implementation Fees

     Neither Malone & Bailey nor Hendricks rendered professional services to us for information technology services relating to financial information systems design and implementation for the fiscal years ended December 31, 2003 and 2002.

All Other Fees

     Other than the services described above under "Audit Fees," for the fiscal year ended December 31, 2003 and 2002, neither Malone & Bailey nor Hendricks received any other fees.

Audit Committee Pre-Approval Policies and Procedures

     The 2003 and 2002 audit services provided by Malone & Bailey and Hendricks were approved by the Audit Committee. The Audit Committee implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approved both the type of services to be provided by the Company's independent accountants and the estimated fees related to these services. During the approval process, the Audit Committee considered the impact of the types of services and related fees on the independence of the auditor. These services and fees were deemed compatible with the maintenance of the auditor's independence, including compliance with the SEC rules and regulations.

     Throughout the year, the Audit Committee reviews revisions to the estimates of audit and non-audit fees initially approved.

Change in Independent Accountant

     As previously discussed, on October 12, 2004, our Board of Directors approved the dismissal of Malone & Bailey PLLC and Malone & Bailey was dismissed as our independent public accounts. On October 12, 2004, our Board of Directors approved the retention of Lopez, Blevins, Bork &

Associates, LLP and Lopez, Blevins, Bork and Associates was retained as independent public accountants to audit our consolidated financial statements for the year ending December 31, 2004.

     Malone & Bailey's audit report on eLinear's consolidated financial statements as of December 31, 2003 and for the year then ended did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope or accounting principles. During the most recent fiscal year ended December 31, 2003, and in the subsequent interim periods through the date of dismissal, there were no disagreements with Malone & Bailey on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Malone & Bailey would have caused Malone & Bailey to make reference to the matter of the disagreements in connection with their report on the Company's consolidated financial statements for such year; and there were no reportable events defined in Item 304 (a) (1) (iv) of Regulation S-B.


     On September 2, 2003, we received and accepted the resignation of Hendricks as our independent public accountants. We subsequently retained the services of Malone & Bailey PLLC as independent public accountants to audit our consolidated financial statements for the year ending December 31, 2003. Hendrick's report on the Company's consolidated financial statements for the fiscal year ended December 31, 2002, did not contain an adverse opinion or disclaimer or opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Hendricks did not issue a report on the Company's consolidated financial statements for the fiscal year ended December 31, 2001, as a prior independent public accountant issued such report. During the year ended December 31, 2002, and through the date hereof, there were not disagreements with Hendricks on an any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Hendrick's satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their report on the Company's consolidated financial statements for such year; and there were no reportable events defined in Item 304 (a) (1) (iv) of Regulation S-B.

                             AUDIT COMMITTEE REPORT

     In accordance with its written charter adopted by the Board of Directors the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the company. The Audit Committee recommends to the Board of Directors, subject to shareholder approval, the selection of the company's independent accountants. The Audit Committee for the fiscal year ended December 31, 2003 was comprised of Messrs. J. Leonard Ivins, Carl A. Chase and Ryan Cravey. Messrs. Chase and Cravey are independent directors as defined by the American Stock Exchange listing standards.

     Management is responsible for the company's internal controls. Malone & Bailey was responsible for performing an independent audit of the company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to financial reporting, and reviews the results and scope of the audit and other services provided by Malone & Bailey.

     The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and Malone & Bailey, nor can the Audit Committee certify that Malone & Bailey is "independent" under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee members in business, financial and accounting matters.

     In this context, the Audit Committee has met and held discussions with management and Malone & Bailey. Management represented to the Audit Committee that the company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Malone & Bailey. The Audit Committee discussed with Malone & Bailey matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     Malone & Bailey also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1
(Independence Discussions with Audit Committees) and the Audit Committee discussed with Malone & Bailey their independence.

     Based upon the Audit Committee's discussion with management and Malone & Bailey, and the Audit Committee's review of the representations of management and the report of Malone & Bailey to the Audit Committee, the Audit Committee recommended that the Board of Directors include the company's audited consolidated financial statements in the eLinear, Inc. Annual Report on Form 10-KSB for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

     Additionally, the audit committee recommended to the Board of Directors, and the Board of Directors accepted such recommendation, that the Company retain the services of Lopez, Blevins, Bork & Associates, LLP to serve as our independent auditors in place of Malone & Bailey for the fiscal year ended December 31, 2004.

Submitted by the Audit Committee of the Board of Directors of eLinear, Inc.:

/s/ Carl A. Chase, Chairman of the Audit Committee

                EXECUTIVE OFFICER, COMPENSATION AND RELATED ITEMS

     Our Executive officers are as follows:

---------------------------------------------
Name            Age        Office Held
--------------  ---  ------------------------
Kevan M. Casey   32  Chief Executive Officer
--------------  ---  ------------------------
Michael Lewis    42  President
--------------  ---  ------------------------
Ramzi Nassar     33  Chief Operating Officer
--------------  ---  ------------------------
Tommy Allen      40  Executive Vice President
---------------------------------------------

     Michael Lewis has served as our executive vice president of sales and operations since May 25, 2004, and became our president in August 2004]. Mr. Lewis has more than 19 years experience in the technology systems integration industry. Mr. Lewis served as president of LIBAC Corporation, a start-up software company targeted at the financial printing industry from May 2002 to May 2004. Prior to LIBAC from December 2001 to August 2002, he was chief operating officer for UnBound Technologies, a wireless technology company which Mr. Lewis helped develop from start-up through a business integration with Sprint PCS. Mr. Lewis served as senior vice president and general manager for Computer Tech, a Houston-based integrator, from November 1996 to March 2002.

     Ramzi M. Nassar has served as our chief operating officer since January 2004. From June 2003 until joining eLinear, Mr. Nassar worked with De Bellas & Co., where he was involved in the firm's merger and acquisition projects and valuation engagements. From July 2002 until October 2003, Mr. Nassar worked at CIBC World Markets and from July 1999 until May 2001, Mr. Nassar worked at Morgan Stanley, each in their M&A groups. From 1993 until 1997, Mr. Nassar worked in various capacities with Computer Sciences Corporation in the consulting and systems integration division. Mr. Nassar is a graduate of Rice University with a double major in Economics and Managerial Studies, and Mr. Nassar earned an MBA from the MIT Sloan School of Management.

Biographical information for Messrs. Casey and Allen is set forth elsewhere in this Information Statement.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table provides information about the compensation received during the last three fiscal years by the two individuals who served as our Chief Executive Officer during those periods. During the fiscal year ended December 31, 2003, Mr. Ludwig served as our Chief Executive Officer until his resignation in May 2003, after which Mr. Casey served as our Chief Executive Officer. These individuals are referred to as our "named executive officers" in this information statement. None of our other employees received greater than $100,000 in salary and bonus during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                               LONG TERM
                                                             COMPENSATION
                                 ANNUAL COMPENSATION            AWARDS
-----------------------------------------------------------------------------
                                                       Securities Underlying
Name and                         Salary      Bonus       Options / SARs (#)
Principal Position       Year     ($)         ($)
-----------------------  ----  ----------  ----------  ----------------------
Kevan M. Casey,
Chief Executive Officer  2003  70,154 (1)  24,000 (2)                 100,000
-----------------------  ----  ----------  ----------  ----------------------

-----------------------  ----  ----------  ----------  ----------------------
Jon V. Ludwig,
Chief Executive Officer  2003  42,138 (3)         --                  125,000
-----------------------  ----  ----------  ----------  ----------------------
                         2002     99,600          --                       --
-----------------------  ----  ----------  ----------  ----------------------
                         2001     85,326          --                  200,000
-----------------------------------------------------------------------------

     (1) Mr. Casey joined eLinear in April 2003. This amount includes all compensation paid to Mr. Casey since April 2003.
     (2)  Includes $9,000 for a $1,000 per month auto and home office allowance.
     (3) Represents compensation paid to Mr. Ludwig from January 1, 2003 until his resignation in May 2003.

Option Issuances

          The following table sets forth information concerning individual grants of stock options made during our last fiscal year to our named executive officers. No stock appreciation rights were issued during the fiscal year.

                           OPTION GRANTS IN LAST FISCAL YEAR
                                  (Individual Grants)

---------------------------------------------------------------------------------------
                      Number
                   of Securities      Percent of Total
                Underlying Options   Options Granted to
                      Granted           Employees in         Exercise or     Expiration
Name                    (#)              Fiscal Year      Base Price ($/Sh)     Date
--------------  -------------------  -------------------  -----------------  ----------
Kevan M. Casey              100,000                 7.3%               0.50     4/16/07
--------------  -------------------  -------------------  -----------------  ----------
Jon V. Ludwig               100,000                 7.3%               0.50     3/31/08
--------------  -------------------  -------------------  -----------------  ----------
Jon V. Ludwig                25,000                 1.8%               0.45     3/31/08
---------------------------------------------------------------------------------------

     In April 2003, we issued Mr. Allen an option to purchase 100,000 shares of our common stock at an exercise price of $0.50 per share, expiring in April 2007. In January 2004, we issued Mr. Nassar an option to purchase 460,000 shares of our common stock at an exercise price of $2.00 per share, expiring in January 2009, which vests over a period of four years.

                       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                  AND FY-END OPTION VALUES

                 Shares
                Acquired                Number of Unexercised        Value of Unexercised
                   on        Value   Securities Underlying Options       In-the-Money
                Exercise   Realized           at FY-End                Options at FY-End
    Name           (#)        ($)                (#)                        ($) (1)
--------------------------------------------------------------------------------------------

                                      Exercisable  Unexercisable  Exercisable  Unexercisable
                                      -----------  -------------  -----------  -------------

Kevan M. Casey         --         --      100,000             --      151,000             --

Jon V. Ludwig          --         --      425,000             --      190,000             --

(1) The closing price of our common stock as of the end of our fiscal year ended December 31, 2003 was $2.01 per share.

             EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS

     We have entered into identical employment agreements with Messrs. Casey and Allen. Under the terms of the agreements, they are to receive as compensation a monthly salary of $8,000, a quarterly retention bonus of $3,000, and additional monthly compensation to cover auto expenses and the cost of a home office totaling $1,000 per month. The amount of the quarterly retention bonus was subsequently raised to $5,000. The agreements are terminable with 14 days written notice with no additional compensation due upon termination.

     In January 2004, we entered into a two year agreement with Mr. Nassar. Under the terms of the agreement, Mr. Nassar will receive monthly compensation of $8,000, a quarterly bonus of $5,000, a home office and car allowance of $1,000 per month, and a to be determined annual performance bonus. Mr. Nassar also received a five-year employee option to purchase 460,000 shares of our common stock at an exercise price of $2.00 per share. The vesting schedule for the shares is 25% upon the one-year anniversary of the agreement and 25% each subsequent year thereafter, provided that no vesting can occur unless Mr. Nassar is employed on the respective vesting date. However, if we terminate Mr. Nassar during the two year term for any reason other than for cause, the options due Mr. Nassar will be prorated in relation to the date of Mr. Nassar's employment termination and the prorated amount will vest immediately. If we undergo a change of control, all of Mr. Nassar's options will vest immediately. If we terminate Mr. Nassar for any reason other than cause, we have agreed to pay Mr. Nassar the lesser of six months salary or the salary due Mr. Nassar through the end of the two-year term.

                              CERTAIN TRANSACTIONS

     At December 31, 2003, notes payable and accrued liabilities due to two of our officers totaled $252,039. The two notes earned interest at 7% per annum, were due July 1, 2004 and had a principal balances due of $81,303 and $134,400, respectively. Additionally, there was accrued liabilities totaling $36,336 of which $31,336 was accrued interest on these notes. These notes and accrued liabilities were retired during the first quarter of fiscal 2004.

     Mr. Ivins, a director of the Company, has an agreement with the Company whereby he earns $2,850 per month for services provided as a director and as a member of certain committees of the Board of Directors of the Company. Mr. Ivins is also paid $200 for each meeting of the Board of Directors that he attends in person. In addition to the foregoing, Mr. Ivins was granted 100,000 non-qualified stock options at an exercise price of $0.50 per share expiring March 31, 2008, and the extension of expiration dates of previously issued options to March 31, 2008 and December 29, 2010. During the twelve months ended December 31, 2003, Mr. Ivins earned approximately $20,115 pursuant to this agreement. The original termination date of this agreement was January 15, 2004, but was extended by the Board of Directors to January 15, 2005.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by us can be inspected and copied at the public reference facilities at the SEC's office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates or by calling the SEC at 1-800-SEC-0330. Such material may also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.

                                   CONCLUSION

     As a matter of regulatory compliance, we are sending you this Information Statement which describes the three resolutions which were approved by shareholders on October 14, 2004. Your consent is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.


                                   FOR THE BOARD OF DIRECTORS OF
                                   eLINEAR, INC.

                                   //s//     Tommy Allen

                                   Tommy Allen, Secretary

                                    EXHIBIT A


                                  ELINEAR, INC.
                             2004 STOCK OPTION PLAN

                                ARTICLE I - PLAN

     1.1     PURPOSE.  This  Plan  is  a  plan  for  key  employees,  officers,
             --------
directors, and consultants of the Company and its Affiliates and is intended to advance the best interests of the Company, its Affiliates, and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in the employ of the Company or any of its Affiliates.

     1.2     RULE  16B-3  PLAN.  The  Company  is  subject  to  the  reporting
             -----------------
requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and therefore the Plan is intended to comply with all applicable conditions of Rule 16b-3 (and all subsequent revisions thereof) promulgated under the 1934 Act. To the extent any provision of the Plan or action by the Board of Directors or Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. In addition, the Board of Directors may amend the Plan from time to time, as it deems necessary in order to meet the requirements of any amendments to Rule 16b-3 without the consent of the shareholders of the Company.

     1.3     EFFECTIVE  DATE OF PLAN.   The Plan shall be effective November 10,
             -----------------------
2004 (the "Effective Date"), provided that the Plan shall have been approved by at least a majority vote of stockholders voting in person or by proxy at a duly held stockholders' meeting within one year of such date. No Incentive Option, Nonqualified Option, Stock Appreciation Right, or Restricted Stock Award shall be granted pursuant to the Plan ten years after the Effective Date.

ARTICLE II - DEFINITIONS
------------------------

     The words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

     2.1 "Affiliate" means any subsidiary corporation. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     2.2     "Award"  means  each  of  the  following  granted  under this Plan:
Incentive Option, Nonqualified Option, Stock Appreciation Right, or Restricted Stock Award.

     2.3     "Board  of  Directors" means the board of directors of the Company.

     2.4     "Code"  means  the  Internal  Revenue  Code  of  1986,  as amended.

     2.5 "Committee" means the Compensation Committee of the Board of Directors or such other committee designated by the Board of Directors or the entire Board of Directors. It is intended that the Committee shall be comprised solely of at least two members who are both Non-Employee Directors and Outside Directors; provided, however, that until such time as two such Directors are available to serve in such roles, the failure to meet this requirement shall not effect the validity of any grants under this Plan.

     2.6     "Company"  means  eLinear,  Inc.,  a  Delaware  corporation.

     2.7 "Consultant" means any person, including an advisor, engaged by the Company or Affiliate to render services and who is compensated for such services.

     2.8 "Non-Employee Director" means that term as defined in Rule 16b-3 under the 1934 Act.

     2.9 "Eligible Persons" shall mean, with respect to the Plan, those persons who, at the time that an Award is granted, are (i) Employees and all other key personnel, including officers and directors, of the Company or Affiliate, or (ii) Consultants or independent contractors who provide valuable services to the Company or Affiliate as determined by the Committee.

     2.10 "Employee" means a person employed by the Company or any Affiliate to whom an Award is granted.

     2.11 "Fair Market Value" of the Stock as of any date means (a) the average of the high and low sale prices of the Stock on that date on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, the average of the high and low sale prices of the Stock on that date as reported on the NASDAQ; or (c) if the Stock is not listed on the NASDAQ, the average of the high and low bid quotations for the Stock on that date as reported by the National Quotation Bureau Incorporated; or (d) if none of the foregoing is applicable, an amount at the election of the Committee equal to (x), the average between the closing bid and ask prices per share of Stock on the last preceding date on which those prices were reported or (y) that amount as determined by the Committee in good faith.

     2.12 "Incentive Option" means an option to purchase Stock granted under this Plan which is designated as an "Incentive Option" and satisfies the requirements of Section 422 of the Code.

     2.13 "Nonqualified Option" means an option to purchase Stock granted under this Plan other than an Incentive Option.

     2.14 "Option" means both an Incentive Option and a Nonqualified Option granted under this Plan to purchase shares of Stock.

     2.15 "Option Agreement" means the written agreement by and between the Company and an Eligible Person, which sets out the terms of an Option.

     2.16 "Outside Director" shall mean a member of the Board of Directors serving on the Committee who satisfies Section 162(m) of the Code.

     2.17 "Plan" means the eLinear, Inc. 2004 Stock Option Plan, as set out in this document and as it may be amended from time to time.

     2.18     "Plan  Year"  means  the  Company's  fiscal  year.

     2.19 "Restricted Stock" means Stock awarded or purchased under a Restricted Stock Agreement entered into pursuant to this Plan, together with (i) all rights, warranties or similar items attached or accruing thereto or represented by the certificate representing the stock and (ii) any stock or securities into which or for which the stock is thereafter converted or exchanged. The terms and conditions of the Restricted Stock Agreement shall be determined by the Committee consistent with the terms of the Plan.

     2.20 "Restricted Stock Agreement" means an agreement between the Company or any Affiliate and the Eligible Person pursuant to which the Eligible Person receives a Restricted Stock Award subject to this Plan.

     2.21     "Restricted  Stock  Award"  means  an  Award  of Restricted Stock.

     2.22 "Restricted Stock Purchase Price" means the purchase price, if any, per share of Restricted Stock subject to an Award. The Committee shall determine the Restricted Stock Purchase Price. It may be greater than or less than the Fair Market Value of the Stock on the date of the Stock Award.

      2.23 "Stock" means the common stock of the Company, $.02 par value, or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

     2.24 "Stock Appreciation Right" and "SAR" means the right to receive the difference between the Fair Market Value of a share of Stock on the grant date and the Fair Market Value of the share of Stock on the exercise date.

     2.25 "10% Stockholder" means an individual who, at the time the Option is granted, owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate. An individual shall be considered as owning the Stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

                            ARTICLE III - ELIGIBILITY

     The individuals who shall be eligible to receive Awards shall be those Eligible Persons of the Company or any of its Affiliates as the Committee shall determine from time to time. The Board of Directors may designate one or more individuals who shall not be eligible to receive any Award under this Plan or under other similar plans of the Company.

               ARTICLE IV - GENERAL PROVISIONS RELATING TO AWARDS

     4.1     AUTHORITY  TO  GRANT  AWARDS.   The  Committee  may  grant to those
             -----------------------------
Eligible Persons of the Company or any of its Affiliates, as it shall from time to time determine, Awards under the terms and conditions of this Plan. The Committee shall determine subject only to any applicable limitations set out in this Plan, the number of shares of Stock to be covered by any Award to be granted to an Eligible Person.

     4.2     DEDICATED  SHARES.   The  total  number  of  shares  of  Stock with
             ------------------
respect to which Awards may be granted under the Plan shall be 2,000,000 shares. The shares may be treasury shares or authorized but unissued shares. The number of shares stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5. In the event that any outstanding Award shall expire or terminate for any reason or any Award is surrendered, the shares of Stock allocable to the unexercised portion of that Award may again be subject to an Award under the Plan.

     4.3     NON-TRANSFERABILITY.  Awards  shall  not  be  transferable  by  the
             -------------------
Eligible Person otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Eligible Person's lifetime, only by him. Restricted Stock shall be purchased by and/or become vested under a Restricted Stock Agreement during the Eligible Person's lifetime, only by him. Any attempt to transfer an Award other than under the terms of the Plan and the Agreement shall terminate the Award and all rights of the Eligible Person to that Award.

     4.4     REQUIREMENTS  OF LAW.  The Company shall not be required to sell or
             --------------------
issue any Stock under any Award if issuing that Stock would constitute or result in a violation by the Eligible Person or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any Award, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Option or Award will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by this Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable on exercise of an Option or pursuant to an Award is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or vesting under an Award, or the issuance of shares pursuant thereto, to comply with any law or regulation of any governmental authority.

     4.5     CHANGES  IN  THE  COMPANY'S  CAPITAL  STRUCTURE.
             ------------------------------------------------

     (a) The existence of outstanding Options or Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation for it in money, services or property, then (a) the number, class, and per share price of shares of Stock subject to outstanding Options under this Plan shall be appropriately adjusted in such a manner as to entitle an Eligible Person to receive upon exercise of an Option, for the same aggregate cash consideration, the equivalent total number and class of shares he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved, that number and class of shares of Stock that would have been received by the owner of an equal number of outstanding shares of each class of Stock as the result of the event requiring the adjustment.

     (b) If the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets while unexercised Options remain outstanding under this Plan (each of the foregoing referred to as a "Corporate Transaction"):

     (i) Subject to the provisions of clause (ii) below, in the event of such a Corporate Transaction, any unexercised Options shall automatically accelerate so that they shall, immediately prior to the specified effective date for the Corporate Transaction become 100% vested and exercisable; provided, however, that any unexercised Options shall not accelerate, as described above, if and to the extent such Option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof (the "Successor Corporation") or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation. Whether or not any unexercised Option is assumed or replaced shall be determined by the Company and the Successor Corporation in connection with the Corporate
Transaction. The Board of Directors shall make the determination of what constitutes a comparable award to the unexercised Option, and its determination shall be conclusive and binding. The unexercised Option shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation.

     (ii) All outstanding Options may be canceled by the Board of Directors as of the effective date of any Corporate Transaction, if (i) notice of cancellation shall be given to each holder of an Option and (ii) each holder of an Option shall have the right to exercise that Option in full (without regard to any limitations set out in or imposed under this Plan or the Option Agreement granting that Option) during a period set by the Board of Directors preceding the effective date of the Corporate Transaction and, if in the event all outstanding Options may not be exercised in full under applicable securities laws without registration of the shares of Stock issuable on exercise of the Options, the Board of Directors may limit the exercise of the Options to the number of shares of Stock, if any, as may be issued without registration. The method of choosing which Options may be exercised, and the number of shares of Stock for which Options may be exercised, shall be solely within the discretion of the Board of Directors.

     (c) In each situation described in this Section 4.5, the Committee will make similar adjustments, as appropriate, in outstanding Stock Appreciation Rights.

     (d) The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class, or price of shares of Stock then subject to outstanding Awards.

     4.6     ELECTION UNDER SECTION 83(B) OF THE CODE.  No Eligible Person shall
             ----------------------------------------
exercise the election permitted under Section 83(b) of the Code without written approval of the Committee. Any Eligible Person doing so shall forfeit all Awards issued to him under this Plan.

                ARTICLE V - OPTIONS AND STOCK APPRECIATION RIGHTS

     5.1     TYPE  OF  OPTION.  The Committee shall specify at the time of grant
             ----------------
whether a given Option shall constitute an Incentive Option or a Nonqualified Option. Incentive Stock Options may only be granted to Employees.

     5.2     OPTION  PRICE.  The  price at which Stock may be purchased under an
             -------------
Incentive Option shall not be less than the greater of: (a) 100% of the Fair Market Value of the shares of Stock on the date the Option is granted or (b) the aggregate par value of the shares of Stock on the date the Option is granted. The Committee in its discretion may provide that the price at which shares of Stock may be purchased under an Incentive Option shall be more than 100% of Fair Market Value. In the case of any 10% Stockholder, the price at which shares of Stock may be purchased under an Incentive Option shall not be less than 110% of the Fair Market Value of the Stock on the date the Incentive Option is granted. The price at which shares of Stock may be purchased under a Nonqualified Option shall be such price as shall be determined by the Committee in its sole discretion but in no event lower than the par value of the shares of Stock on the date the Option is granted.

     5.3     DURATION  OF  OPTIONS  AND  SARS.  No  Option  or  SAR  shall  be
             --------------------------------
exercisable after the expiration of ten (10) years from the date the Option or SAR is granted. In the case of a 10% Stockholder, no Incentive Option shall be exercisable after the expiration of five (5) years from the date the Incentive Option is granted.

     5.4     AMOUNT  EXERCISABLE  --  INCENTIVE  OPTIONS.   Each  Option  may be
             --------------------------------------------
exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its sole discretion, may provide in the Option Agreement, as long as the Option is valid and outstanding. To the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which Incentive Options first become exercisable by the optionee during any calendar year (under this Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the portion in excess of $100,000 of the Incentive Option shall be treated as a Nonqualified Option. In making this determination, Incentive
Options  shall  be  taken  into account in the order in which they were granted.

     5.5     EXERCISE  OF  OPTIONS.  Each  Option  shall  be  exercised  by  the
             ---------------------
delivery of written notice to the Committee setting forth the number of shares of Stock with respect to which the Option is to be exercised, together with:

     (a) cash, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the option price of the shares;

     (b) stock at its Fair Market Value on the date of exercise (if approved in advance in writing by the Committee);

     (c) an election to make a cashless exercise through a registered broker-dealer (if approved in advance in writing by the Committee);

     (d) an election to have shares of Stock, which otherwise would be issued on exercise, withheld in payment of the exercise price (if approved in advance in writing by the Committee); and/or

     (e)     any  other  form  of  payment which is acceptable to the Committee.

     As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Eligible Person certificates for the number of shares with respect to which the Option has been exercised, issued in the Eligible Person's name. If shares of Stock are used in payment, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft, or postal or express money order payable to the order of the Company. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Eligible Person, at the address specified by the Eligible Person.

     Whenever an Option is exercised by exchanging shares of Stock owned by the Eligible Person, the Eligible Person shall deliver to the Company certificates registered in the name of the Eligible Person representing a number of shares of Stock legally and beneficially owned by the Eligible Person, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provides the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition.

     5.6     STOCK  APPRECIATION RIGHTS.  All Eligible Persons shall be eligible
             --------------------------
to receive Stock Appreciation Rights. The Committee shall determine the SAR to be awarded from time to time to any Eligible Person. The grant of a SAR to be awarded from time to time shall neither entitle such person to, nor disqualify such person from, participation in any other grant of awards by the Company, whether under this Plan or any other plan of the Company. If granted as a stand-alone SAR Award, the terms of the Award shall be provided in a Stock Appreciation Rights Agreement.

     5.7     STOCK  APPRECIATION  RIGHTS  IN  TANDEM  WITH  OPTIONS.  Stock
             ------------------------------------------------------
Appreciation Rights may, at the discretion of the Committee, be included in each Option granted under the Plan to permit the holder of an Option to surrender that Option, or a portion of the part which is then exercisable, and receive in exchange, upon the conditions and limitations set by the Committee, an amount equal to the excess of the Fair Market Value of the Stock covered by the Option, or the portion of it that was surrendered, determined as of the date of surrender, over the aggregate exercise price of the Stock. In the event of the surrender of an Option, or a portion of it, to exercise the Stock Appreciation Rights, the shares represented by the Option or that part of it which is surrendered, shall not be available for reissuance under the Plan. Each Stock
Appreciation Right issued in tandem with an Option (a) will expire not later than the expiration of the underlying Option, (b) may be for no more than 100% of the difference between the exercise price of the underlying Option and the Fair Market Value of a share of Stock at the time the Stock Appreciation Right is exercised, (c) is transferable only when the underlying Option is transferable, and under the same conditions, and (d) may be exercised only when the underlying Option is eligible to be exercised.

     5.8     CONDITIONS  OF  STOCK  APPRECIATION RIGHTS.  All Stock Appreciation
             ------------------------------------------
Rights shall be subject to such terms, conditions, restrictions or limitations as the Committee deems appropriate, including by way of illustration but not by way of limitation, restrictions on transferability, requirement of continued employment, individual performance, financial performance of the Company, or payment of any applicable employment or withholding taxes.

     5.9     PAYMENT  OF  STOCK  APPRECIATION  RIGHTS.  The amount of payment to
             ----------------------------------------
which  the  Eligible  Person
who reserves an SAR shall be entitled upon the exercise of each SAR shall be equal to the amount, if any by which the Fair Market Value of the specified shares of Stock on the exercise date exceeds the Fair Market Value of the specified shares of Stock on the date of grant of the SAR. The SAR shall be paid in either cash or Stock, as determined in the discretion of the Committee as set forth in the SAR agreement. If the payment is in Stock, the number of shares to be paid shall be determined by dividing the amount of such payment by the Fair Market Value of Stock on the exercise date of such SAR.

     5.10     EXERCISE  ON  TERMINATION  OF  EMPLOYMENT.  Unless it is expressly
              -----------------------------------------
provided otherwise in the Option or SAR agreement, Options and SAR's granted to Employees shall terminate three months after severance of employment of the Employee from the Company and all Affiliates for any reason, with or without cause, other than death, retirement under the then established rules of the Company, or severance for disability. The Committee shall determine whether authorized leave of absence or absence on military or government service shall constitute severance of the employment of the Employee at that time.

     5.11     DEATH.  If,  before  the  expiration  of  an  Option  or  SAR, the
              -----
Eligible Person, whether in the employ of the Company or after he has retired or was severed for disability, or otherwise dies, the Option or SAR shall continue until the earlier of the Option's or SAR's expiration date or one year following the date of his death, unless it is expressly provided otherwise in the Option or SAR agreement. After the death of the Eligible Person, his executors, administrators, or any persons to whom his Option or SAR may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to the Option's or SAR's expiration or termination, whichever is earlier, to exercise it, to the extent to which he was entitled to exercise it immediately prior to his death, unless it is expressly provided otherwise in the Option or SAR's agreement.

     5.12     RETIREMENT.  Unless  it  is  expressly  provided  otherwise in the
              ----------
Option or SAR Agreement, before the expiration of an Option or SAR, the Employee shall be retired in good standing from the employ of the Company under the then established rules of the Company, the Option or SAR shall continue until the earlier of the Option's or SAR's expiration date or six months following the date of his retirement, unless it is expressly provided otherwise in the Option or SAR agreement.

     5.13     DISABILITY.  If,  before  the  expiration of an Option or SAR, the
              ----------
Employee shall be severed from the employ of the Company for disability, the Option or SAR shall terminate on the earlier of the Option's or SAR's expiration date or one year after the date he was severed because of disability, unless it is expressly provided otherwise in the Option or SAR agreement.

     5.14     SUBSTITUTION OPTIONS.  Options may be granted under this Plan from
              --------------------
time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set out in this Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

     5.15     NO  RIGHTS  AS  STOCKHOLDER.  No  Eligible  Person  shall have any
              ---------------------------
rights as a stockholder with respect to Stock covered by his Option until the date a stock certificate is issued for the Stock.

                              ARTICLE VI - AWARDS

     6.1     RESTRICTED  STOCK  AWARDS.  The Committee may issue shares of Stock
             --------------------------
to an Eligible Person subject to the terms of a Restricted Stock Agreement. The Restricted Stock may be issued for no payment by the Eligible Person or for a payment below the Fair Market Value on the date of grant. Restricted Stock shall be subject to restrictions as to sale, transfer, alienation, pledge or other encumbrance and generally will be subject to vesting over a period oftime specified in the Restricted Stock Agreement. The Committee shall determine the period of vesting, the number of shares, the price, if any, of Stock included in a Restricted Stock Award, and the other terms and provisions which are included in a Restricted Stock Agreement.

     6.2     RESTRICTIONS.  Restricted  Stock  shall be subject to the terms and
             ------------
conditions as determined by the Committee, including without limitation, any or all of the following:

     (a) a prohibition against the sale, transfer, alienation, pledge, or other encumbrance of the shares of Restricted Stock, such prohibition to lapse
(i) at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability, or retirement of the holder of such shares, or otherwise);

     (b) a requirement that the holder of shares of Restricted Stock forfeit, or in the case of shares sold to an Eligible Person, resell back to the Company at his cost, all or a part of such shares in the event of termination of the Eligible Person's employment during any period in which the shares remain subject to restrictions;

     (c) a prohibition against employment of the holder of Restricted Stock by any competitor of the Company or its Affiliates, or against such holder's dissemination of any secret or confidential information belonging to the Company or an Affiliate;

     (d) unless stated otherwise in the Restricted Stock Agreement, (i) if restrictions remain at the time of severance of employment with the Company and all Affiliates, other than for reason of disability or death, the Restricted Stock shall be forfeited; and (ii) if severance of employment is by reason of disability or death, the restrictions on the shares shall lapse and the Eligible Person or his heirs or estate shall be 100% vested in the shares subject to the Restricted Stock Agreement.

     6.3     STOCK CERTIFICATE.   Shares of Restricted Stock shall be registered
             ------------------
in the name of the Eligible Person receiving the Restricted Stock Award and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

     "The transferability of this certificate and the shares of Stock represented by it is restricted by and subject to the terms and conditions (including conditions of forfeiture) contained in the eLinear, Inc., 2004 Stock Option Plan, and an agreement entered into between the registered owner and the Company. A copy of the Plan and agreement is on file in the office of the Secretary of the Company."

     6.4     RIGHTS  AS STOCKHOLDER.  Subject to the terms and conditions of the
             ----------------------
Plan and unless otherwise provided in the Restricted Stock Award agreement, each Eligible Person receiving a certificate for Restricted Stock shall have all the rights of a stockholder with respect to the shares of Stock included in the Restricted Stock Award during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid with respect to shares of Restricted Stock in cash or property other than Stock in the Company or rights to acquire stock in the Company shall be paid to the Eligible Person currently. Dividends paid in Stock in the Company or rights to acquire Stock in the Company shall be added to and become a part of the Restricted Stock.

     6.5     LAPSE  OF RESTRICTIONS.  At the end of the time period during which
             ----------------------
any shares of Restricted Stock are subject to forfeiture and restrictions on sale, transfer, alienation, pledge, or other encumbrance, such shares shall vest and will be delivered in a certificate, free of all restrictions, to the Eligible Person or to the Eligible Person's legal representative, beneficiary or heir; provided the certificate shall bear such legend, if any, as the Committee determines is reasonably required by applicable law. By accepting a Stock Award and executing a Restricted Stock Agreement, the Eligible Person agrees to remit when due any federal and state income and employment taxes required to be withheld.

     6.6     RESTRICTION  PERIOD.  No  Restricted  Stock  Award  may provide for
             -------------------
restrictions continuing beyond ten (10) years from the date of grant.

                          ARTICLE VII - ADMINISTRATION

     The Committee shall administer the Plan. All questions of interpretation and application of the Plan and Awards shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. This Plan shall be administered in such a manner as to permit the Options, which are designated to be Incentive Options, to qualify as Incentive Options. In carrying out its authority under this Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

     (a) determine the Eligible Persons to whom and the time or times at which Options or Awards will be made;

     (b) determine the number of shares and the purchase price of Stock covered in each Option or Award, subject to the terms of the Plan;

     (c) determine the terms, provisions, and conditions of each Option and Award, which need not be identical;

     (d) accelerate the time at which any outstanding Option or SAR may be exercised, or Restricted Stock Award will vest;

     (e) define the effect, if any, on an Option or Award of the death, disability, retirement, or termination of employment of the Employee;

     (f) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and

     (g) make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of this Plan.

     The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

                ARTICLE VIII - AMENDMENT OR TERMINATION OF PLAN

     The Board of Directors of the Company may amend, terminate or suspend this Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to qualify this Plan under Rule 16b-3 promulgated under
Section 16 of the Securities Exchange Act of 1934, as amended, no amendment that would (a) materially increase the number of shares of Stock that may be issued under this Plan, (b) materially modify the requirements as to eligibility for participation in this Plan, or (c) otherwise materially increase the benefits accruing to participants under this Plan, shall be made without the approval of the Company's stockholders; provided further, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (a) change the aggregate number of shares of Stock which may be issued under Incentive Options, (b) change the class of employees eligible to receive Incentive Options, or (c) decrease the Option price for Incentive Options below the Fair Market Value of the Stock at the time it is granted, shall be made without the approval of the Company's stockholders. Subject to the preceding sentence, the Board of Directors shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under this Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.

                           ARTICLE IX - MISCELLANEOUS

     9.1     NO  ESTABLISHMENT OF A TRUST FUND.   No property shall be set aside
             ---------------------------------
nor shall a trust fund of any kind be established to secure the rights of any Eligible Person under this Plan. All Eligible Persons shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under this Plan.

     9.2     NO  EMPLOYMENT  OBLIGATION.  The  granting  of  any Option or Award
             --------------------------
shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ any Eligible Person. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option or Award has been granted to him.

     9.3     FORFEITURE.  Notwithstanding  any other provisions of this Plan, if
             ----------
the Committee finds by a majority vote after full consideration of the facts that an Eligible Person, before or after termination of his employment with the Company or an Affiliate for any reason (a) committed or engaged in fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment by the Company or an Affiliate, which conduct damaged the Company or Affiliate, or disclosed trade secrets of the Company or an Affiliate, or (b) participated, engaged in or had a material, financial, or other interest, whether as an employee, officer, director, consultant, contractor, stockholder, owner, or otherwise, in any commercial endeavor in the United States which is competitive with the business of the Company or an Affiliate without the written consent of the Company or Affiliate, the Eligible Person shall forfeit all outstanding Options and all outstanding Awards, and including all exercised Options and other situations pursuant to which the Company has not yet delivered a stock certificate. Clause (b) shall not be deemed to have been violated solely by reason of the Eligible Person's ownership of stock or securities of any publicly owned corporation, if that ownership does not result in effective control of the corporation.

     The decision of the Committee as to the cause of an Employee's discharge, the damage done to the Company or an Affiliate, and the extent of an Eligible Person's competitive activity shall be final. No decision of the Committee, however, shall affect the finality of the discharge of the Employee by the Company or an Affiliate in any manner.

     9.4     TAX WITHHOLDING.  The Company or any Affiliate shall be entitled to
             ----------------
deduct from other compensation payable to each Eligible Person any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option or SAR, or lapse of restrictions on Restricted Stock. In the alternative, the Company may require the Eligible Person (or other person exercising the Option, SAR or receiving the Stock) to pay the sum directly to the employer corporation. If the Eligible Person (or other person exercising the Option or SAR or receiving the Stock) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within 10 days after the date of exercise or lapse of restrictions. The Company shall have no obligation upon exercise of any Option or lapse of restrictions on Stock until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise or lapse of restrictions is sufficient to cover all sums due with respect to that exercise. The Company and its Affiliates shall not be obligated to advise an Eligible Person of the existence of the tax or the amount which the employer corporation will be required to withhold.

     9.5     WRITTEN  AGREEMENT.  Each  Option  and Award shall be embodied in a
             -------------------
written agreement which shall be subject to the terms and conditions of this Plan and shall be signed by the Eligible Person and by a member of the Committee on behalf of the Committee and the Company or an executive officer of the Company, other than the Eligible Person, on behalf of the Company. The agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms of this Plan.

     9.6     INDEMNIFICATION  OF THE COMMITTEE AND THE BOARD OF DIRECTORS.  With
             ------------------------------------------------------------
respect to administration of this Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company for, all expenses (including attorney's fees, the amount of judgments, and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee and/or the Board of Directors, whether or not he continues to be a member of the Committee and/or the Board of Directors at the time of incurring the expenses, including, without limitation, matters as to which he shall be finally adjudged in any action, suit or proceeding to have been found to have been negligent in the performance of his duty as a member of the Committee or the Board of Directors. However, this indemnity shall not include any expenses incurred by any member of the Committee and/or the Board of Directors in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee and the Board of Directors. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and the Board of Directors and shall be in addition to all other rights to which a member of the Committee and the Board of Directors may be entitled as a matter of law, contract, or otherwise.

     9.7     GENDER.  If  the context requires, words of one gender when used in
             ------
this Plan shall include the others and words used in the singular or plural shall include the other.

     9.8     HEADINGS.  Headings  of  Articles  and  Sections  are  included for
             --------
convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

     9.9     OTHER  COMPENSATION  PLANS.  The  adoption  of  this Plan shall not
             --------------------------
affect any other stock option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Affiliate.

     9.10     OTHER  OPTIONS  OR  AWARDS.  The grant of an Option or Award shall
              --------------------------
not confer upon the Eligible Person the right to receive any future or other Options or Awards under this Plan, whether or not Options or Awards may be granted to similarly situated Eligible Persons, or the right to receive future Options or Awards upon the same terms or conditions as previously granted.

     9.11     GOVERNING  LAW.  The  provisions  of this Plan shall be construed,
              --------------
administered, and governed under the laws of the State of Delaware.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): October 12, 2004


                                  eLINEAR, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                                    --------
                 (State or other jurisdiction of incorporation)


           0-07418                                       76-0478045
           -------                                       ----------
  (Commission File Number)                  (I.R.S. Employer Identification No.)


      2901 West Sam Houston Parkway North, Suite E-300, Houston, TX 77043
      -------------------------------------------------------------------
          (Address of principal executive offices, including zip code)



                                 (713) 896-0500
                                 --------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]     Written  communications  pursuant  to Rule 425 under the Securities Act

[__]     Soliciting  material  pursuant  to  Rule  14a-12 under the Exchange Act

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM  4.01  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Malone & Bailey, PLLC ("Malone & Bailey" or the "Former Accountant") was dismissed on October 12, 2004 as eLinear, Inc.'s ("eLinear" or the "Company") independent auditors. Malone & Bailey's audit report on eLinear's consolidated financial statements as of December 31, 2003 and for the year then ended did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope or accounting principles.

     During the most recent fiscal year ended December 31, 2003, and in the subsequent interim periods through the date of dismissal, there were no disagreements with Malone & Bailey on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Malone & Bailey would have caused Malone & Bailey to make reference to the matter in their report. eLinear has requested Malone & Bailey to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated October 14, 2004 is filed as Exhibit 16.1 to this Form 8-K. Lopez, Blevins, Bork & Associates, L.L.P. was engaged on October 13, 2004 as eLinear's principal accountant to audit the financial statements of eLinear for the year ended December 31, 2004. The decision to change accountants was approved by the Board of Directors.

     On September 2, 2003, the Board of Directors of the Company received and accepted the resignation of Gerald R. Hendricks & Company, P.C. as the Company's independent public accountants. The Company retained the services of Malone & Bailey, PLLC as independent public accountants to audit the Company's consolidated financial statements for the year ending December 31, 2003. The Company filed a Form 8-K on September 8, 2003, which was amended on September 22, 2003 reporting this event.

     During the year ended December 31, 2003, and subsequent to December 31, 2003 through the date hereof, neither eLinear nor anyone on its behalf consulted with Lopez, Blevins, Bork & Associates, L.L.P. regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on eLinear's consolidated financial statements, nor has Lopez, Blevins, Bork & Associates, L.L.P. provided to eLinear a written report or oral advice regarding such principles or audit opinion or any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(iv), of Regulation S-B.

     eLinear has requested Lopez, Blevins, Bork & Associates, L.L.P. to review the disclosure in this report on Form 8-K and provided Lopez, Blevins, Bork & Associates, L.L.P. the opportunity to furnish eLinear with a letter addressed to the Commission containing any new information, clarification of eLinear's expression of its views, or the respects in which Lopez, Blevins, Bork & Associates, L.L.P. does not agree with the statements made by eLinear in this report. Lopez, Blevins, Bork & Associates, L.L.P. has advised eLinear that no such letter need be issued.


ITEM 9.01  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
           EXHIBITS


(c) EXHIBITS

16.1 Letter from Malone & Bailey, PLLC regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

eLinear, Inc.


By:  /s/ Kevan M. Casey
     ------------------------
     Kevan M. Casey
     Chief Executive Officer


Dated: October 14, 2004